     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2003.

                                           REGISTRATION STATEMENT NO. 333-103755
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          AVALONBAY COMMUNITIES, INC.
             (Exact Name of Registrant as specified in its charter)

                         MARYLAND                                                    77-0404318
                 (State of Incorporation)                               (I.R.S. Employer Identification No.)

                            ------------------------

                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314
                                 (703) 329-6300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                                  BRYCE BLAIR
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          AVALONBAY COMMUNITIES, INC.
                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314
                                 (703) 329-6300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------


                                WITH COPIES TO:
                             GILBERT G. MENNA, P.C.
                              GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 7, 2003
     PRELIMINARY PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JULY   , 2003)

THE INFORMATION IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  $750,000,000

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                               ------------------

                          AVALONBAY COMMUNITIES, INC.

The Company: AvalonBay Communities, Inc. Our executive offices are located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314 and our telephone number is (703) 329-6300.

Terms: We plan to offer and sell notes from time to time, in various amounts. The notes will have various terms, including the following:

    - Ranking as senior unsecured indebtedness of AvalonBay

    - Stated maturities of nine months or more from date of issue

    - Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of AvalonBay or noteholders

    - Payments in U.S. dollars or one or more foreign currencies

    - Minimum denominations of $1,000 or other specified denominations for foreign currencies

    - Book-entry, through The Depository Trust Company, or certificated form

    - Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more indices plus or minus a spread and/or multiplied by a spread multiplier.

    - Interest payments on fixed rate notes as specified in a pricing supplement and on the maturity date

    - Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

    We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

    INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-1.
                            ------------------------

    Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                      AGENTS' DISCOUNTS
                               PRICE TO PUBLIC         AND COMMISSIONS                PROCEEDS TO AVALONBAY
                               ---------------         ---------------                ---------------------
Per Note.....................           100%                  0.125% - 0.750%                    99.875% - 99.250%
Total........................    $75,000,000            $937,400 - $5,625,000          $749,062,500 - $744,375,000

    We are offering the notes on a continuous basis to or through the agents listed below acting as agents or principals using their reasonable efforts on our behalf. AvalonBay reserves the right to cancel or modify this offer without notice. AvalonBay or an agent, if the agent solicits the offer on an agency basis, may reject any offer to purchase notes in whole or in part. See "Supplemental Plan of Distribution."
                            ------------------------

BANC OF AMERICA SECURITIES LLC
                        FLEET SECURITIES, INC.
                                             JPMORGAN
                                                       LEHMAN BROTHERS INC.
                                                                        MORGAN STANLEY
                                                                                         SALOMON SMITH BARNEY
                                                                                                           WACHOVIA SECURITIES

                            ------------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY   , 2003

    You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

    References in this prospectus supplement to "AvalonBay," "the Company," "our company," "we," "us," or "our" or similar expressions in this prospectus supplement refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

                               TABLE OF CONTENTS

                        PROSPECTUS SUPPLEMENT
                                                                PAGE
                                                              --------
Risk Factors................................................     S-1
About This Prospectus Supplement; Pricing Supplements.......     S-3
Description of the Notes....................................     S-3
Special Provisions Relating to Foreign Currency Notes.......    S-29
United States Federal Income Taxation Considerations........    S-31
Supplemental Plan of Distribution...........................    S-38
Legal Matters...............................................    S-40

                              PROSPECTUS
                                                                PAGE
                                                              --------
Risk Factors................................................      1
Forward-looking Statements..................................      9
About this Prospectus.......................................     10
Where You Can Find More Information.........................     10
About AvalonBay Communities, Inc............................     11
Policies With Respect to Certain Activities.................     12
Ratios of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends...........................................     13
Ratios of Earnings to Fixed Charges.........................     14
How We Intend to Use the Proceeds...........................     15
Description of the Debt Securities..........................     15
Description of Preferred Stock..............................     31
Description of Common Stock.................................     36
Limits on Ownership of Stock................................     38
Federal Income Tax Considerations and Consequences of Your
  Investment................................................     40
How We Plan to Sell the Securities..........................     56
Experts.....................................................     58
Legal Opinions..............................................     58

                                      (i)

                                  RISK FACTORS

    This prospectus supplement does not describe all of the risks of an investment in medium-term notes. AvalonBay and the agents named on the front page of this prospectus supplement or in any pricing supplement disclaim any responsibility to advise prospective investors of these risks as they exist at the date of this prospectus supplement or as they change from time to time. Before investing in these notes, you should consult your own financial and legal advisors as to the risks, including those described below, entailed by an investment in these notes. This is particularly true if the notes offered are denominated or payable in, or determined by reference to a currency or composite currency other than United States dollars, or to one or more interest rates, currencies or other indices or formulas. Notes of that type are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate index or currency index or other indices or formulas.

NOTES INDEXED TO INTEREST RATES, CURRENCIES OR OTHER INDICES OR FORMULAS HAVE INHERENT RISKS NOT ASSOCIATED WITH A CONVENTIONAL DEBT SECURITY.

    If you invest in notes indexed to one or more interest rates, currencies or composite currencies or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of these indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future.

THERE MAY NOT BE ANY TRADING MARKET FOR YOUR NOTES.

    We cannot assure you that a trading market for your notes will be maintained or ever develop. Many factors independent of our creditworthiness may affect the trading market of your notes and the value of the applicable index or indices, or formula or formulas. These factors include:

    - the complexity and volatility of the index or formula applicable to the notes;

    - the possibility that each index or formula may be subject to significant changes;

    - the method of calculating the principal, premium and interest in respect of the notes;

    - the time remaining to the maturity of the notes;

    - the outstanding amount of the notes;

    - the redemption features of the notes;

    - the amount of other securities linked to the index or formula applicable to the notes; and

    - the level, direction and volatility of market interest rates generally.

    Finally, because some notes may be designed for specific investment objectives or strategies, those notes will have a more limited trading market and may experience more price volatility than other forms of debt securities. The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of this market if one develops. This may affect the price you receive for these notes, your anticipated yield, or your ability to sell the notes at all. You should not purchase any of these notes unless you understand and know that you can bear the related investment risks.

REDEMPTION MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES.

    If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may also be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.

THE CREDIT RATINGS ASSIGNED TO OUR NOTES MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES.

    The credit ratings assigned to our medium-term notes reflect the rating agencies' assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of your notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index.

FLUCTUATIONS IN EXCHANGE RATES AND MODIFICATION OF EXCHANGE CONTROLS MAY IMPAIR YOUR INVESTMENT IN THE NOTES.

    An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. These risks include:

    - the possibility of significant changes in the exchange rate between the United States dollar and the applicable foreign currency or composite currency; and

    - the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities.

    These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified.

    In recent years, exchange rates between the United States dollar and foreign currencies or composite currencies have been volatile and this volatility may continue or increase in the future. Fluctuations between currencies that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a foreign currency note is payable against the United States dollar would result in a decrease:

    - in the United States dollar-equivalent yield of the foreign currency note;

    - in the United States dollar-equivalent value of the principal and premium, if any, payable on the maturity date of the foreign currency note; and

    - in the United States dollar-equivalent market value of the foreign currency note.

    In addition, government and monetary authorities may impose or revise exchange controls. These controls could affect exchange rates and the availability of the foreign currency or composite currency in which payments on the notes may be made. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment due on a foreign currency note is to be made will not be available on the required payment date due to other circumstances beyond our control. In these cases, we may satisfy our obligations in respect of the foreign currency note in United

States dollars. See "Special Provisions Relating to Foreign Currency Notes--Availability of Specified Currency."

             ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

    We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer the notes from time to time. The total initial public offering price of the notes that we may offer by use of this prospectus supplement is $750,000,000 (or the equivalent in one or more foreign currencies).

    This prospectus supplement sets forth some of the terms of the notes that we may offer. It supplements the description of our debt securities that is contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede the information in the prospectus.

    Each time we issue notes under this prospectus supplement, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede the information in this prospectus supplement.

    It is important for you to read and carefully consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" in the attached prospectus.

                            DESCRIPTION OF THE NOTES

    We will issue the notes as a series of debt securities, which refers to all debt securities including the notes, issued and issuable under the Indenture. When we refer to the Indenture, we are referring collectively to an original Indenture dated as of January 16, 1998, referred to as the Original Indenture, a First Supplemental Indenture, dated as of January 20, 1998, a Second Supplemental Indenture, dated as of July 7, 1998, and an Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, each between AvalonBay and US Bank, National Association (as successor to State Street Bank and Trust Company), the Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The following summary of the notes and the Indenture is not complete. You should read the actual provisions of the notes and the Indenture, which we have filed as exhibits to the documents we have filed with the Securities and Exchange Commission. Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. The following description of the particular terms of the notes offered, referred to in the accompanying prospectus as the senior securities, supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the senior securities set forth in the prospectus, to which description reference is made.

    The following description of the notes applies to each note offered under this prospectus supplement unless otherwise specified in the applicable pricing supplement.

GENERAL

    All of our debt securities, including the notes, will be unsecured obligations of AvalonBay and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to mortgages and other secured indebtedness of AvalonBay, which encumber the assets of AvalonBay, and to indebtedness and other liabilities of subsidiaries of AvalonBay. Accordingly, we must satisfy these mortgages and other secured indebtedness in full before holders of the notes may realize any value from encumbered or indirectly-held properties. In addition, we will repay the notes solely from the assets of AvalonBay and, therefore, holders of the notes will not have recourse against any director, officer or stockholder of AvalonBay for repayment of the notes.

    The Indenture does not limit the aggregate amount of debt securities that we may issue. As a result, we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may also, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the Indenture in addition to the $750,000,000 aggregate initial offering price of the notes offered by this prospectus supplement.

    The notes are currently limited to up to $750,000,000 aggregate initial offering price, or the equivalent in one or more foreign or composite currencies. However, the $750,000,000 aggregate amount may be reduced by our sale of other securities referred to in the accompanying prospectus. Interest-bearing notes will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue notes that do not bear any interest currently or that bear interest at a below market rate.

    Each note will mature on any day nine months or more from its date of issue, as specified in the applicable pricing supplement, unless the principal or any installment of principal becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder's option to elect repayment or otherwise.

    Unless we otherwise specify in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies. See "Special Provisions Relating to Foreign Currency Notes--Payment of principal, premium and interest." The currency or composite currency in which a note is denominated, whether in United States dollars or otherwise, is referred to in this prospectus supplement as the Specified Currency.

    You will be required to pay for the notes in the applicable Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa. In general, commercial banks do not offer non-United States dollar checking or savings account facilities in the United States. Each agent may be prepared to arrange for the conversion of United States dollars into the applicable Specified Currency to enable you to pay for the related foreign currency note, provided that you make a request to the agent on or prior to the fifth Business Day, as defined below, preceding the date of delivery of the foreign currency note, or by any other day as determined by the agent. An agent will make each conversion on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See "Special Provisions Relating to Foreign Currency Notes--Payment of principal, premium and interest."

    Interest rates offered by us with respect to the notes may differ depending upon the aggregate principal amount of notes purchased in any single transaction. Interest rates or formulas and other terms of the notes are subject to change by AvalonBay, but no change will affect any note already issued or as to which we have accepted an offer to purchase.

    We will issue each note in fully registered form as a book-entry note represented by one or more global securities or a certificated note. The authorized denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the authorized denominations of each foreign currency note will be specified in the applicable pricing supplement.

    We will make payments of principal of, and premium, if any, and interest on, book-entry notes through the Trustee to The Depository Trust Company, referred to as DTC. See "Description of the Notes--DTC's procedures."

    In the case of certificated notes, we will make payments of principal and premium, if any, due on the stated maturity date or any prior date on which the principal, or an installment of principal, of each certificated note becomes due and payable, whether by:

    - the declaration of acceleration;

    - notice of redemption at the option of AvalonBay; or

    - notice of the holder's option to elect repayment or otherwise in immediately available funds upon their presentation and surrender, or, in the case of any repayment on an optional repayment date, upon their presentation and surrender and a duly completed election form in accordance with the provisions described below, at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at 61 Broadway, New York, New York 10005. We will make payments of interest due on the maturity date of each certificated note to the person to whom payment of the principal and premium, if any, shall be made. We will make payments of interest due, if any, on each certificated note on any interest payment date, other than the maturity date, at the office or agency referred to above maintained by AvalonBay for this purpose or, at the option of AvalonBay, by check mailed to the address of the holder that is entitled as that address appears in the Security Register of AvalonBay.

    However, a registered holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent in the Specified Currency) or more in aggregate principal amount of notes, whether having identical or different terms and provisions, will be entitled to receive interest payments on any interest payment date other than the maturity date by wire transfer of immediately available funds if the holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to that interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the registered holder. For special payment terms applicable to foreign currency notes, see "Special Provisions Relating to Foreign Currency Notes--Payment of principal, premium and interest."

    "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency is other than United States dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency, or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, System is open; provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Banking Day, as defined below.

    "London Banking Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

    "Principal Financial Center" means, as applicable:

    - the capital city of the country issuing the Specified Currency; or

    - the capital city of the country to which the LIBOR Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, EURO, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney and, solely in the case of the Specified Currency, Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London, solely in the case of the LIBOR Currency, Johannesburg and Zurich, respectively.

    Book-entry notes may be transferred or exchanged only through DTC. See "Description of the Notes--Book-entry notes--Description of the global notes and--DTC's procedures." Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York. No service charge will be imposed for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed other than exchanges in accordance with the Indenture not involving any transfer.

REOPENING OF ISSUE

    We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series with the previously issued notes.

REDEMPTIONS AT THE OPTION OF AVALONBAY

    The notes will not be subject to, or entitled to the benefit of, any sinking fund. We may redeem the notes at our option before their stated maturity only if an initial redemption date is specified in the notes and in the pricing supplement. If indicated in the pricing supplement, we may redeem the notes at our option on any date on or after the initial redemption date. On or after the initial redemption date, if any, we may at our option redeem the related note at any time in whole, or from time to time in part, at the redemption price together with unpaid interest on the principal of the note payable to the redemption date. We must give written notice to registered holders of the notes to be redeemed not more than 60 nor less than 30 days before the redemption date. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the note. The redemption price with respect to a note will initially be the initial redemption percentage of the principal amount of the note to be redeemed specified in the pricing supplement multiplied by the unpaid principal amount to be redeemed. This initial redemption percentage, if any, shall decline at each anniversary of the initial redemption date by a percentage, specified in the pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount. For a discussion of the redemption of original issue discount notes, see "--Original issue discount notes."

REPAYMENT AT THE OPTION OF THE HOLDER

    The pricing supplement will indicate if the notes are repayable at the option of their registered holders on a date specified prior to the notes' maturity date and, unless otherwise specified in the pricing supplement, these notes will be repayable at a price equal to 100% of their principal amount, together with unpaid interest accrued to the date of repayment.

    In order for a note to be repaid, the Trustee must receive, at least 30 days but not more than 60 days, prior to the repayment date, either:

    (1) in the case of a certificated note, the note with a completed "Option to Elect Repayment" form, which is located on the reverse side of the note; or

    (2) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., referred to as the NASD, a commercial bank or a trust company in the United States which sets forth the following:

       (A) the name of the registered holder of the note,

           - the principal amount of the note,

           - the principal amount of the note to be repaid, and

           - the certificate number or a description of the terms of the note;

       (B) a statement that the option to elect repayment is being exercised;
           and

       (C) a guarantee that the note to be repaid, together with the completed "Option to Elect Repayment" form, will be received by the Trustee not later than the fifth Business Day after the date of the telegram, telex, facsimile or letter. This election by the holder of the note will only be effective if the note and completed form are received by the Trustee or its designated agent by this time.

    The exercise of the repayment option by the holder of a note will be irrevocable. The holder of a note may exercise the repayment option for less than the entire principal amount of the note. However, the principal amount of the note remaining outstanding after repayment must be in an authorized denomination.

    If a note is represented by a global note, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise the right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct participant or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct participant or indirect participant through which it holds an interest in a note in order to determine the deadline by which an instruction must be given in order for notice to be delivered to DTC on time. Please see, "Description of the Notes--DTC procedures."

    If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, referred to as the Exchange Act, and any other securities laws or regulations in connection with any repayment.

    We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

    Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or in accordance with the interest rate formula, in the case of a floating rate note, until its principal is paid or made available for payment. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment, or from and including the date of issue, if no interest has been paid or made available for payment with respect to the applicable note, to but excluding the applicable interest payment date or the maturity date, each referred to as an Interest Period.

    Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a record date, which is the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date, and the related interest payment date will be made on the interest payment date immediately following the next record date to the holder as of the next record date.

    FIXED RATE NOTES. Interest on fixed rate notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement and on the maturity date. Each fixed rate note will bear interest from the date of issue at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a Business Day, we will make the related payment of principal, premium, if any, and/or interest on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the maturity date, as the case may be.

    FLOATING RATE NOTES. Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of:

    - the CD Rate,

    - the CMT Rate,

    - the Commercial Paper Rate,

    - the Eleventh District Cost of Funds Rate,

    - the Federal Funds Rate,

    - LIBOR,

    - the Prime Rate,

    - the Treasury Rate, or

    - any other interest rate basis or interest rate formula that is specified in the pricing supplement.

    Each pricing supplement will specify the terms of the floating rate note being offered, including:

    - whether the floating rate note is:

       (1) a Regular Floating Rate Note,

       (2) a Floating Rate/Fixed Rate Note, or

       (3) an Inverse Floating Rate Note,

    - the fixed rate commencement date, if applicable,

    - the fixed interest rate, if applicable,

    - the interest rate basis or bases,

    - the interest rate in effect from the date of issue until the date on which this interest rate on the related floating rate note will be reset,

    - the date on which the interest rate on the related floating rate note will be reset,

    - the interest payment period and dates,

    - the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated, referred to as the Index Maturity,

    - a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, if any,

    - a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period, if any,

    - the number of basis points to be added to or subtracted from the related interest rate basis or bases, referred to as the Spread,

    - the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate, referred to as the Spread Multiplier,

    - if one or more of the specified interest rate bases is LIBOR, the Index Currency and the Designated LIBOR Page, and

    - if one or more of the specified interest rate bases is the CMT Rate, the Designated CMT Moneyline Telerate Page and Designated CMT Maturity Index.

    The interest rate borne by the floating rate notes will be determined as follows:

    REGULAR FLOATING RATE NOTES. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached or as having "Other/ Additional Provisions" apply relating to a different interest rate formula, it will be a Regular Floating Rate Note and, except as described below or in a pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

    - plus or minus the applicable Spread, if any, and/or

    - multiplied by the applicable Spread Multiplier, if any.

    Commencing on the first interest reset date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

    FLOATING RATE/FIXED RATE NOTES. If a floating rate note is designated as a Floating Rate/Fixed Rate Note, then, except as described below or in a pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

    - plus or minus the applicable Spread, if any, and/or

    - multiplied by the applicable Spread Multiplier, if any.

    Commencing on the first interest reset date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each interest reset date; provided, however, that:

    - the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate, and

    - the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the fixed interest rate, if the rate is specified in the pricing supplement, or if no fixed interest rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

    INVERSE FLOATING RATE NOTES. If a floating rate note is designated as an Inverse Floating Rate Note, it will bear interest at the fixed interest rate specified in the related pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

    - plus or minus the applicable Spread, if any, and/or

    - multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the Inverse Floating Rate Note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on the Inverse Floating Rate Note is payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

    Each interest rate basis shall be the rate determined in accordance with the provisions below. The interest rate in effect on each day will be:

    - if the day is an interest reset date, the interest rate determined as of the interest determination date, as defined below, immediately preceding the interest reset date, or

    - if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

    INTEREST RESET DATES. The pricing supplement will specify whether the interest rate on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or any other basis (each referred to in this prospectus supplement as an interest reset period), and the dates on which the interest rate on the related floating rate note will be reset (each referred to in this prospectus supplement as an interest reset date). The interest reset date will be, in the case of floating rate notes which reset:

    - daily--each Business Day;

    - weekly--the Wednesday of each week, with the exception of weekly reset floating rate notes where the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below;

    - monthly--the third Wednesday of each month, with the exception of monthly reset floating rate notes where the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

    - quarterly--the third Wednesday of March, June, September and December of each year;

    - semiannually--the third Wednesday of the two months specified in the pricing supplement; and

    - annually--the third Wednesday of the month specified in the pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the date on which interest on a fixed rate basis begins to accrue.

    If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, then the interest reset date will be the immediately preceding Business Day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding Business Day.

    MAXIMUM AND MINIMUM INTEREST RATES. A floating rate note may have either or both of the following:

    - a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, referred to as a maximum interest rate, and

    - a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period, referred to as a minimum interest rate.

    The Indenture is, and any notes issued under the Indenture will be, governed by and construed in accordance with the laws of the State of New York. In addition to any maximum interest rate that may apply to any floating rate note, the interest rate will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    INTEREST PAYMENTS. Each pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the floating rate note until the principal of the note is paid or otherwise made available for payment. Except as provided below or in the pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

    - daily, weekly or monthly--the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the pricing supplement;

    - quarterly--the third Wednesday of March, June, September and December of each year;

    - semiannually--the third Wednesday of the two months of each year specified in the pricing supplement;

    - annually--the third Wednesday of the month of each year specified in the pricing supplement; and

    - at the maturity date.

    If any interest payment date for any floating rate note, other than an interest payment date at maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

    All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent, or in the case of a foreign currency or composite currency to the nearest unit, with one-half cent or unit being rounded upwards.

    With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

    - In the case of floating rate notes for which the interest rate basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

    - In the case of floating rate notes for which the interest rate basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

    - In the case of floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable interest rate bases specified in the pricing supplement applied.

    INTEREST DETERMINATION DATES. The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be determined by the calculation agent and calculated on or prior to the calculation date, as specified below, except with respect to LIBOR and the Eleventh District Costs of Funds Rate, which will be calculated on the interest determination date.

    - The interest determination date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding each interest reset date for the related note.

    - The interest determination date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month preceding each interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

    - The interest determination date with respect to LIBOR will be the second London Banking Day immediately preceding each interest reset date, unless the Index Currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date.

    - The interest determination date with respect to the Treasury Rate will be the day in the week in which the related interest reset date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday and if an auction is held on the Friday of the week preceding the related interest reset date, the related interest determination date will be the preceding Friday.

    - If the interest rate of a note is determined with reference to two or more interest rate bases, then the interest determination date for the note will be the most recent Business Day, which is at least two Business Days prior to the applicable interest reset date on which each interest rate basis is determinable.

    - The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the interest reset date for the floating rate note on which each interest rate basis is determinable.

    - Each interest rate basis will be determined accordingly, and the applicable interest rate will commence on the applicable interest reset date.

    CALCULATION DATE. Unless otherwise specified in the applicable pricing supplement, the Trustee will be the calculation agent with respect to any floating rate note. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to that floating rate note, unless otherwise provided in the pricing supplement. The calculation date, if applicable, pertaining to any interest determination date will be the earlier of:

    - the tenth calendar day after the interest determination date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

    - the Business Day immediately preceding the interest payment date or maturity, as the case may be.

    The calculation agent will determine each interest rate basis in accordance with the following provisions, unless otherwise specified by a pricing supplement:

    CD RATE.  "CD Rate" means:

    (1) the rate on the particular interest determination date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the caption "CDs (secondary market)", or

    (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

    (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States dollar money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

    (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

    "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

    "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/ h15/update/, or any successor site or publication.

    CMT RATE.  "CMT Rate" means:

    (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

        (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace the specified page on that service, referred to as Telerate Page 7051, for the particular interest determination date, or

        (b) if the rate referred to in clause (a) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities", or

        (c) if the rate referred to in clause (b) does not appear in H.15(519), the rate on the particular interest determination date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

        (d) if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates, each referred to as a Reference Dealer, selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

        (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

        (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

        (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

        (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

    (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

        (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace the specified page on that service, referred to as, Telerate Page 7052, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

        (b) if the rate referred to in clause (a) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

        (c) if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

        (d) if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

        (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

        (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

        (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

        (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

    COMMERCIAL PAPER RATE.  "Commercial Paper Rate" means:

    (1) the Money Market Yield, as defined below, on the particular interest determination date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper--Nonfinancial", or

    (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper--Nonfinancial", or

    (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately
11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

    (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.

    "Money Market Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

                                     D X 360
Money Market Yield  =          ------------------         X    100
                                  360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

    ELEVENTH DISTRICT COST OF FUNDS RATE. "Eleventh District Cost of Funds Rate" means:

    (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, or any successor service, on page 7058, or any other page as may replace the specified page on that service, referred to as Telerate Page 7058, as of 11:00 A.M., San Francisco time, on that interest determination date, or

    (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, referred to as the Index, by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, or

    (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

    FEDERAL FUNDS RATE.  "Federal Funds Rate" means:

    (1) the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate, or any successor service, on page 120, or any other page as may replace the specified page on that service, referred to as Telerate Page 120, or

    (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

    (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that interest determination date, or

    (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

    LIBOR.  "LIBOR" means:

    (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular interest determination date, or

    (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date, or

    (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

    (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

    (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

    - if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

    - if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

    PRIME RATE.  "Prime Rate" means:

    (1) the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan", or

    (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

    (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date, or

    (4) if fewer than four rates referred to in clause (3) are published by 3:00 p.m., New York City time, on the related calculation date, the rate on the interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

    (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service, or any successor service, on the "US PRIME 1" page, or any other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE.  "Treasury Rate" means:

    (1) the rate from the auction held on the interest determination date, referred to as the Auction, of direct obligations of the United States, or Treasury Bills, having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56, or any other page as may replace that page on that service, referred to as Telerate Page 56, or page 57, or any other page as may replace that page on that service, referred to as Telerate Page 57, or

    (2) if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/ Auction High", or

    (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

    (4) if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

    (5) if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market", or

    (6) if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

    (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

    "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

                                         D X N
Bond Equivalent Yield  =          ------------------         X    100
                                     360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

OTHER PROVISIONS; ADDENDA

    Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the notes, may be modified by the terms as specified under "Other/Additional Provisions" on the face of the notes or in an addendum relating to the notes, if specified on the face of the notes, and in the pricing supplement.

AMORTIZING NOTES

    We may offer amortizing notes. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable on that amortizing note and then to the reduction of its unpaid principal amount. Further information concerning additional terms and conditions of any issue of amortizing notes will be provided in the pricing supplement, including a table setting forth repayment information in respect of each amortizing note.

ORIGINAL ISSUE DISCOUNT NOTES

    We may offer notes from time to time that have an issue price that is less than 100% of their principal amount, referred to as discount notes. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and 100% of the principal amount is referred to as the discount. In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

    (1) the issue price, increased by any accruals of discount, and, in the event of any redemption of the discount note, if applicable, multiplied by the initial redemption percentage specified in the applicable pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, specified in the applicable pricing supplement; plus

    (2) any unpaid interest on the discount note accrued from the date of issue to the date of the redemption, repayment or acceleration of maturity.

    Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, the discount will accrue using a constant yield method:

    - The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the period from the date of issue to the initial interest payment date for a discount note, referred to as the initial period, corresponds to the shortest period between interest payment dates for the applicable discount note with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of the discount note will not be accelerated.

    - If the initial period is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.

    - If the initial period is longer than the compounding period, then this period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

    The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, referred to as the Code, discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations."

INDEXED NOTES

    We may issue notes with the amount of principal, premium and/or interest payable to be determined with reference:

    - to the price or prices of specified commodities or stocks;

    - to the exchange rate of one or more designated currencies, including a composite currency, relative to an indexed currency; or

    - to any other price(s) or exchange rate(s), as specified in the applicable pricing supplement.

    We refer to these types of notes in this prospectus supplement as indexed notes.

    Holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of the indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of indexed notes, particular historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See also "Risk Factors."

BOOK-ENTRY NOTES

    AvalonBay has established a depository arrangement with DTC with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

DESCRIPTION OF THE GLOBAL NOTES

    Upon issuance, all book-entry notes having the same date of issue, maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC registered in the name of DTC or a nominee of DTC. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any nominee to a successor of DTC or a nominee of the successor.

    So long as DTC, or its nominee, is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, beneficial owners of a global note will not be entitled to have the notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. AvalonBay understands that under existing industry practices, in the event that AvalonBay requests any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. The laws of some states may require that purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

    Each global note will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000, only if:

    (a) DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by AvalonBay within 90 days,

    (b) AvalonBay executes and delivers to the Trustee a company order to the effect that the global notes shall be exchangeable, or

    (c) an Event of Default has occurred and is continuing with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by the global note advise DTC to stop acting as the depository.

    The certificated notes will be registered in the name or names as DTC instructs the Trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes.

DTC'S PROCEDURES

    The following is based on information furnished by DTC:

    DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global note will be issued for each issue of book-entry notes, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of the issue.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered in accordance with the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of
DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC's participants are on file with the SEC.

    Purchases of book-entry notes under DTC's system must be made by or through direct participants, which will receive a credit for those book-entry notes on DTC's records. The ownership interest of each actual purchaser of each book-entry note represented by a global note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of book-entry notes will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global note representing book-entry notes are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global note representing book-entry notes will not receive notes in certificated form representing their ownership interests in those notes, except in the event that use of the book-entry system for the book-entry notes is discontinued.

    To facilitate subsequent transfers, all global notes representing book-entry notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with, or on behalf of, DTC and their registration in the name of Cede & Co., or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global notes representing the book-entry notes. DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global notes representing the book-entry notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to AvalonBay as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants (identified in a listing attached to the omnibus proxy) to whose accounts the book-entry notes are credited on the applicable record date.

    AvalonBay will make principal and any premium and interest payments on the global notes representing the book-entry notes in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from AvalonBay or the Trustee, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the applicable participant and not of DTC, the Trustee or AvalonBay, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and any premium and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of AvalonBay or the Trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

    If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within the same issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

    A beneficial owner will give notice to elect to have its book-entry notes repaid by AvalonBay, through its participant, to the Trustee, and will effect delivery of the applicable book-entry notes by causing the direct participant to transfer the participant's interest in the global note representing the book-entry notes, on DTC's records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing the book-entry notes are transferred by direct participants on DTC's records and followed by book-entry credit of such repaid book-entry notes to the Trustee.

    DTC may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to AvalonBay or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

    AvalonBay may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that AvalonBay believes to be reliable, but AvalonBay takes no responsibility for the accuracy of the information.

COVENANTS OF AVALONBAY

    LIMITATIONS ON INCURRENCE OF INDEBTEDNESS. We will not, and will not permit any Subsidiary, as defined below, to, incur any Indebtedness, as defined below, if immediately after giving effect to the incurrence of any additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of AvalonBay and its subsidiaries on a consolidated basis, determined in accordance with GAAP is greater than 60% of the sum of, without duplication:

    - the Total Assets, as defined below, of us and our Subsidiaries as of the end of the calendar quarter covered in AvalonBay's Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC, or, if this filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of this additional Indebtedness; and

    - the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that these proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by AvalonBay or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

    In addition, AvalonBay will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance, as defined below, upon any of the property of AvalonBay or any Subsidiary if, immediately after giving effect to the incurrence of this additional Indebtedness and the application of its proceeds, the aggregate principal amount of all outstanding Indebtedness of AvalonBay and its subsidiaries on a consolidated basis which is secured by any Encumbrance on property of AvalonBay or any Subsidiary is greater than 40% of the sum of, without duplication:

    - the Total Assets of AvalonBay and its Subsidiaries as of the end of the calendar quarter covered in AvalonBay's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, most recently filed with the SEC, or, if that filing is not permitted under the Exchange Act, with the Trustee, prior to the incurrence of that additional Indebtedness; and

    - the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent that those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by AvalonBay or any Subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of this additional Indebtedness.

    AvalonBay and its Subsidiaries may not at any time, own Total Unencumbered Assets, as defined below, equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of AvalonBay and its Subsidiaries on a consolidated basis.

    In addition, AvalonBay will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service, as defined below, to the Annual Service Charge, as defined below, for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect to it and to the application of its proceeds, and calculated on the assumption that:

    - this Indebtedness and any other Indebtedness incurred by AvalonBay and its Subsidiaries since the first day of that four-quarter period and the application of its proceeds, including to refinance other Indebtedness, had occurred at the beginning of that period;

    - the repayment or retirement of any other Indebtedness by AvalonBay and its Subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period, except that, in making this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of the Indebtedness during that period;

    - in the case of Acquired Indebtedness, as defined below, or Indebtedness incurred in connection with any acquisition since that first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in this pro forma calculation; and

    - in the case of any acquisition or disposition by AvalonBay or its Subsidiaries, of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, this acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in this pro forma calculation.

    As used in this prospectus supplement and in the Indenture:

    "Acquired Indebtedness" means Indebtedness of a Person:

    - existing at the time this Person becomes a Subsidiary, or

    - assumed in connection with the acquisition of assets from that Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that Person becoming a Subsidiary or any acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

    "Annual Service Charge" for any period means the maximum amount which is payable during any period for interest on, and original issue discount of, Indebtedness of AvalonBay and its Subsidiaries and the amount of dividends which are payable during that period in respect of any Disqualified Stock, as defined below.

    "Capital Stock" means, with respect to any Person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of any Person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options.

    "Consolidated Income Available for Debt Service" for any period means Earnings from Operations, as defined below, of AvalonBay and its Subsidiaries, plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

    - interest on Indebtedness of AvalonBay and its Subsidiaries,

    - provision for taxes of AvalonBay and its Subsidiaries based on income,

    - amortization of debt discount and other deferred financing costs,

    - provisions for gains and losses on properties and property depreciation and amortization,

    - the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for that period, and

    - amortization of deferred charges.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock of that Person which by the terms of that Capital Stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

    - matures or is mandatorily redeemable, other than Capital Stock which is redeemable solely in exchange for common stock,

    - is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, or

    - is redeemable at the option of its holder, in whole or in part, other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock, in each case on or prior to the Stated Maturity of the notes.

    "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuations losses, net as reflected in the financial statements of AvalonBay and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP.

    "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

    "Indebtedness" of AvalonBay or any Subsidiary means, without duplication, any indebtedness of AvalonBay or any Subsidiary, whether or not contingent, in respect of:

    (1) borrowed money or evidenced by bonds, notes, debentures or similar instruments,

    (2) indebtedness for borrowed money secured by any Encumbrance existing on property owned by AvalonBay or any Subsidiary,

    (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of AvalonBay or any Subsidiary otherwise reflected as Indebtedness under the Indenture, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

    (4) the principal amount of all obligations of AvalonBay or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock,

    (5) any lease of property by AvalonBay or any Subsidiary as lessee which is reflected on AvalonBay's consolidated balance sheet as a capitalized lease in accordance with GAAP, or

    (6) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (1) through (3) above, that any of these items, other than letters of credit, would appear as a liability on AvalonBay's consolidated balance sheet in accordance with GAAP, and also includes, any obligation by AvalonBay or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of another person. However, it is understood that Indebtedness shall be deemed to be incurred by AvalonBay or any Subsidiary whenever AvalonBay or any Subsidiary shall create, assume, guarantee or otherwise become liable for any Indebtedness.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any of these entities.

    "Significant Subsidiary" means any subsidiary which is a "Significant Subsidiary," as defined in Article I, Rule 1-02 of Regulation S-X, under the Securities Act, of AvalonBay.

    "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of the voting power of the Voting Equity Securities or the outstanding equity interests are owned, directly or indirectly, by that Person. For the purposes of this definition, Voting Equity Securities means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has this voting power by reason of any contingency.

    "Total Assets" as of any date means the sum of the Undepreciated Real Estate Assets, as defined below, and all other assets of AvalonBay and its Subsidiaries determined in accordance with GAAP, but excluding accounts receivable and intangibles.

    "Total Unencumbered Assets" means the sum of those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and all other assets of AvalonBay and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP, but excluding accounts receivable and intangibles.

    "Undepreciated Real Estate Assets" as of any date means the cost, original cost plus capital improvements, of real estate assets of AvalonBay and its Subsidiaries on any date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

    "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of AvalonBay or any Subsidiary.

    See "Description of the Debt Securities--Covenants" in the accompanying prospectus for a description of additional covenants applicable to AvalonBay.

MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

    AvalonBay may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

    - either AvalonBay will be the continuing entity, or the successor entity, if other than AvalonBay, formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets is organized under the laws of any domestic jurisdiction and assumes AvalonBay's obligations to pay principal of, and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;

    - immediately after giving effect to this transaction and treating any indebtedness that becomes an obligation of AvalonBay or any Subsidiary as a result of the transaction as having been incurred by AvalonBay or any Subsidiary at the time of this transaction, no Event of Default, as provided by the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

    - an officers' certificate and legal opinion covering these conditions shall be delivered to the Trustee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Each of the following is an Event of Default, as provided by the Indenture, with respect to the notes, regardless of the reason for its occurrence:

    - default in the payment of any interest on any note when the interest becomes due and payable, and continuance of the default for 30 days;

    - default in the payment of principal of, or any premium or other amount which may be required to be paid in connection with any optional redemption or accelerated payment on any note, when due;

    - default in the performance or breach of any covenant or warranty, of AvalonBay contained in the Indenture for the benefit of the notes or in the notes, and the continuance of the default or breach for 60 days after written notice has been given;

    - any default with respect to any Indebtedness of AvalonBay or any of its Subsidiaries, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, which results in the acceleration of at least $10,000,000 of Indebtedness, whether the Indebtedness now exists or shall be subsequently created in principal amount being accelerated, unless the acceleration is rescinded or annulled within 10 days after written notice has been given; provided, however, that a default on Indebtedness which constitutes a tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for that Indebtedness to honor a demand for payment on a letter of credit will not constitute an Event of Default; and

    - any bankruptcy, insolvency or reorganization of AvalonBay or any of its Significant Subsidiaries.

    See "Description of the Debt Securities--Events of Default, notice and waiver" in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance, which are described under "Description of Debt Securities--Discharge, defeasance and covenant defeasance" in the accompanying prospectus, will apply to the notes. Each of the covenants described under "Description of the Notes--Covenants of AvalonBay" in this prospectus supplement and "Description of Debt Securities--Covenants" in the accompanying prospectus will be subject to covenant defeasance.

NO PERSONAL LIABILITY OR RECOURSE

    No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the notes, or because of any indebtedness evidenced by these documents, shall be had against any past, present or future stockholder, employee, officer or director of AvalonBay or any successor, either directly or through AvalonBay or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of notes waives and releases all of this liability by accepting the notes. The waiver and release are part of the consideration for the issue of the notes.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

    Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is incomplete. AvalonBay and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these matters. See "Risk Factors--Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes."

PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

    Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on a foreign currency note in the applicable Specified Currency, or, if this Specified Currency is not at the time of the payment legal tender for the payment of public and private debts, in any other coin or currency of the country which issued the Specified Currency which is at the time of the payment is legal tender for the payment of the debts. Any amounts payable by AvalonBay in the Specified Currency will, unless otherwise specified in the applicable pricing supplement, be converted by the exchange rate agent named in the applicable pricing supplement into United States dollars for payment to holders. However, the holder of a foreign currency note may elect to receive any amounts in the Specified Currency.

    Any United States dollar amount to be received by a holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers, one of whom may be the exchange rate agent, selected by the exchange rate agent and approved by AvalonBay for the purchase by the quoting dealer of the Specified Currency for United States dollars, for settlement on the payment date, in the aggregate amount of the Specified Currency payable to all holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the foreign currency notes by deductions from these payments. If three bid quotations are not available, payments will be made in the Specified Currency.

    A holder of a foreign currency note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest, if any, on the foreign currency note in the Specified Currency by submitting a written request for this payment to AvalonBay at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. This written request may be mailed or hand delivered or sent by cable, telex, or other form of facsimile transmission. A holder of a foreign currency note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of the principal, premium, if any, and/or interest and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact the broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

    We will make payments of the principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in United States dollars in the manner specified with respect to notes denominated in United States dollars. See "Description of the Notes--General." We will make payments of interest on foreign currency notes which are to be made in the Specified Currency on an interest payment date other than the maturity date by check mailed to the address of the holders of the foreign currency notes, as they appear in the security register, subject to the right to receive an interest payments by wire transfer of immediately available funds under circumstances described under "Description of the Notes--General."

    We will make payments of principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by each holder, provided that the bank has the appropriate facilities and that the applicable foreign currency note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make these payments in the funds in accordance with its normal procedures.

    Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a Global Note or securities representing book-entry notes payable in a Specified Currency other than United States dollars that elects to receive payments of principal, premium, if any, and/or interest in the Specified Currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. The participant must notify DTC of this election on or prior to the third Business Day after the record date or at least 12 calendar days prior to the maturity date and DTC will notify the Trustee of this election on, or prior to, the fifth Business Day after the record date, or at least ten calendar days prior to the maturity date. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to DTC, and by DTC to the Trustee, on or prior to the applicable dates, then the beneficial owner will receive payments in the applicable Specified Currency.

AVAILABILITY OF SPECIFIED CURRENCY

    If the Specified Currency for a foreign currency note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control we will be entitled to satisfy our obligations to the holder of the foreign currency note by making the payment in United States dollars on the basis of the Market Exchange Rate, as defined below, on the second Business Day prior to the payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.

    The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by, or if not certified, as otherwise determined, by the Federal Reserve Bank of New York. Any payment made in United States dollars under these circumstances, where the required payment is in a Specified Currency other than United States dollars, will not constitute an Event of Default under the Indenture with respect to the notes.

    All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

GOVERNING LAW AND JUDGMENTS

    The notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, where a cause of action is based upon an obligation denominated in a non-United States currency, a state court in the State of New York rendering a judgment on an obligation would be required to render its judgment in the non-United States currency, and this judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The holders of these notes could be subject to exchange rate fluctuations occurring after the judgment is rendered. It is not certain, however, that a non-New York court would follow the same rules with respect to conversion.

              UNITED STATES FEDERAL INCOME TAXATION CONSIDERATIONS

    The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, tax-exempt organizations, former U.S. citizens, "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies," regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers, except where otherwise specifically noted. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

    As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

    (1) a citizen or resident of the United States,

    (2) a corporation or a partnership, including an entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Department regulations are adopted that provide otherwise,

    (3) an estate whose income is subject to United States federal income tax regardless of its source, or

    (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used in this prospectus supplement, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

    If a partnership invests in the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring notes, you should consult your tax advisors.

U.S. HOLDERS

    PAYMENTS OF INTEREST. Payments of interest on a note, other than interest on a discount note, as defined below, generally will be includable in income of U.S. Holders as ordinary interest income at the time these payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

    ORIGINAL ISSUE DISCOUNT. The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount, referred to as discount notes.

    For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if this excess equals or exceeds a DE MINIMIS amount, generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date. The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold, ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate. In addition, under Treasury regulations governing original issue discount, referred to as the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note, for example, notes with teaser rates or interest holidays, and if the greater of either the resulting foregone interest on the note or any "true" discount on the note, for example, the excess of the note's stated principal amount over its issue price, equals or exceeds a specified DE MINIMIS amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

    Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time these payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting. A U.S. Holder of a discount note must include original issue discount in income as interest for United States federal income tax purposes as it accrues under a constant yield method, which can result in recognition of income before receipt of the cash payments attributable to this income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a discount note is the sum of the daily portions of original issue discount with respect to the discount note for each day during the taxable year, or portion of the taxable year, on which the U.S. Holder held the discount note. The "daily portion" of original issue discount on any discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

    - the product of the discount note's adjusted issue price at the beginning of the accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period, and

    - the amount of any qualified stated interest payments allocable to the accrual period.

    The "adjusted issue price" of a discount note at the beginning of any accrual period is the sum of the issue price of the discount note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the discount note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. U.S. Holders of notes with a DE MINIMIS amount of original issue discount generally must include a proportionate amount of each payment of stated principal received in respect of the notes in income as capital gain.

    A U.S. Holder who purchases a discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the discount note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which the U.S. Holder must include in its gross income with respect to the discount note for any taxable year, or portion thereof in which the U.S. Holder holds the discount note, will be reduced, but not below zero, by the portion of the acquisition premium properly allocable to the period.

    Under the OID Regulations, floating rate notes and indexed notes, referred to as variable notes, are subject to special rules. A variable note will qualify as a "variable rate debt instrument" if:

    - its issue price does not exceed the total non-contingent principal payments due under the variable note by more than a specified DE MINIMIS amount, and

    - it provides for stated interest, paid or compounded at least annually, at current values of:

       - one or more qualified floating rates,

       - a single fixed rate and one or more qualified floating rates,

       - a single objective rate, or

       - a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of this rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable note, for example, two or more qualified floating rates with values within 25 basis points of each other as determined on the variable note's issue date, will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation, referred to as a cap, or a minimum numerical limitation, referred to as a floor, may, in some circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless this cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer, or a related party, or that is unique to the circumstances of the issuer, or a related party, such as dividends, profits, or the value of the issuer's stock, although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer.

    A "qualified inverse floating rate" is any objective rate where this rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a variable note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable note's issue date is intended to approximate the fixed rate, for example, the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a variable note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on a variable note is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually, then all stated interest on the variable note will constitute qualified stated interest and will be taxed accordingly. Thus, a variable note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the variable note is issued at a "true" discount, for example, at a price below the variable note's stated principal amount, in excess of a specified DE MINIMIS amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on a variable note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

    - in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

    - in the case of an objective rate, other than a qualified inverse floating rate, a fixed rate that reflects the yield that is reasonably expected for the variable note.

The qualified stated interest allocable to an accrual period is increased, or decreased, if the interest actually paid during an accrual period exceeds, or is less than, the interest assumed to be paid during the accrual period in accordance with the foregoing rules.

    In general, any other variable note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the variable note. The OID Regulations generally require that a variable note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the variable note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the variable note's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the variable note is converted into a fixed rate that reflects the yield that is reasonably expected for the variable note. In the case of a variable note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate, in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate, or a qualified inverse floating rate, if the variable note provides for a qualified inverse floating rate. Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be so that the fair market value of the variable note as of the variable note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the variable note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the variable note is converted into an "equivalent" fixed rate debt instrument in accordance with the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the variable note will account for the original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. For each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the variable note during the accrual period.

    If a variable note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the variable note would be treated as a contingent payment debt obligation. In general, a U.S. Holder of a contingent payment debt obligation includes future contingent and noncontingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, in general, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper United States federal income tax treatment of variable notes that are treated as contingent payment debt obligations will be more fully described in the pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed in this prospectus supplement, which are applicable to any particular issue of notes will be discussed in the pricing supplement.

    We may issue notes which:

    - may be redeemable at our option before their stated maturity, referred to as a call option, and/or

    - may be repayable at the option of the holder before their stated maturity, referred to as a put option.

Notes containing these features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with these features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

    U.S. Holders may generally, upon election, include in income all interest, including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to limitations and exceptions.

    FOREIGN-CURRENCY NOTES. The United States federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

    SHORT-TERM NOTES. Notes that have a fixed maturity of one year or less, referred to as short-term notes, will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue the original issue discount unless the U.S. Holder elects to do so. If the election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method, based on daily compounding, through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and other holders including banks and dealers in securities, are required to accrue original issue discount on a short-term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method, based on daily compounding.

    MARKET DISCOUNT. If a U.S. Holder purchases a note subsequent to the note's issuance, other than a discount note, for an amount that is less than its stated redemption price at maturity, or, in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date, this U.S. Holder may be treated as having purchased the note at a "market discount," unless the market discount is less than a specified DE MINIMIS amount.

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment, or, in the case of a discount note, any payment that does not constitute qualified stated interest, on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary interest income to the extent of the lesser of:

    - the amount of the payment or realized gain, or

    - the market discount which has not previously been included in income and is treated as having accrued on the note at the time of the payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of a constant interest rate.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or earlier dispositions, because a current deduction is only allowable to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest rate basis, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of cash payments and regarding the deferral of interest deductions will not apply. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

    PREMIUM. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess. A U.S. Holder may elect to amortize this premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of the excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service.

    DISPOSITION OF A NOTE. Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, other than amounts representing accrued and unpaid interest, and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any original issue discount included in income, and accrued market discount, if any, if the U.S. Holder has included a market discount in income, and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. This gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is generally subject to limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

NON-U.S. HOLDERS

    Payments of principal and interest, including original issue discount or market discount, if any, on a note beneficially owned by a non-U.S. Holder will not be subject to United States federal withholding tax; provided, in the case of interest:

    - each of the following conditions is met:

        (i) the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of AvalonBay entitled to vote,

        (ii) the non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to AvalonBay, and

        (iii) the non-U.S. Holder either (x) provides an Internal Revenue Service Form W-8BEN certifying to the person otherwise required to withhold United States federal income tax from such interest that the non-U.S. Holder is not a U.S. Holder and provides the non-U.S. Holder's name and address, or
    (y) the certification procedures set forth in Treasury Regulations
    Section 1.871-14(c)(2) are otherwise satisfied; or

    - the non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the non-U.S. Holder or the non-U.S. Holder's agent provides an Internal Revenue Service Form W-8BEN claiming the exemption; or

    - the non-U.S. Holder conducts a trade or business in the United States to which the interest is effectively connected and the non-U.S. Holder or the non-U.S. Holder's agent provides an Internal Revenue Service Form W-8ECI;

provided that in each such case, the relevant certification or Internal Revenue Service Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or Internal Revenue Service Form has actual knowledge or reason to know that the certification or any statement on the Internal Revenue Service Form is false.

    A non-U.S. Holder will not be subject to United States federal withholding tax on any gain realized on the sale, exchange or other disposition of a note unless the gain is effectively connected with a trade or business conducted by such non-U.S. Holder in the United States or, in the case of an individual, such non-U.S. Holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

    If a non-U.S. Holder engages in a trade or business in the United States, and if interest on the note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. Holder of such trade or business, the non-U.S. Holder will generally be subject to regular United States income tax on such effectively connected income in the same manner as if such non-U.S. Holder was a U.S. Holder. In addition, if a non-U.S. Holder is a foreign corporation, such non-U.S. Holder may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on the non-U.S. Holder's effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the non-U.S. Holder's effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States.

    A non-U.S. Holder should be aware that if he, she or it does not properly provide the required Internal Revenue Service form, or if the Internal Revenue Service form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the note may be subject to United States withholding tax at a 30% rate. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against the non-U.S. Holder's United States federal income tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to payments of interest on the notes and payments of the proceeds of the sale of the notes to some U.S. Holders, unless an exception applies. Further, the payer under current law will be required to withhold backup withholding tax at the rate of 28% if:

    - the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption for backup withholding;

    - the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

    - there has been a notified payee under-reporting with respect to interest, dividends, or original issue discount described in Section 3406(c) of the Code; or

    - there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some U.S. Holders, including corporations, are exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

    We are offering the notes on a continuous basis for sale to or through Banc of America Securities LLC, Fleet Securities, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Salomon Smith
Barney Inc. and/or Wachovia Capital Markets, LLC, or through one or more other member firms of the NASD, as may be designated or approved by AvalonBay and identified in the applicable pricing supplement. Each of these agents may purchase notes, as principal, from AvalonBay from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent(s), or, if specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through the agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent at the time of sale.

    Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of its principal amount less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from AvalonBay as principal to other dealers for resale to investors and other purchasers, and may allow all or any portion of the discount received in connection with that purchase from AvalonBay to those dealers. After the initial offering of notes, the offering price in the case of notes to be resold on a fixed price basis, the concession and the discount may be changed.

    We may sell the notes directly to investors, and may solicit and accept offers to purchase notes directly from investors from time to time on our own behalf. We will not pay any commission on notes that we sell directly. We may offer notes to or through additional agents named in the applicable pricing supplement.

    We may withdraw, cancel or modify this offer made without notice and may reject offers in whole or in part, whether placed directly with us or through the agents. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

    Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of the Notes--General."

    Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents have advised AvalonBay that they may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and any of these sales and purchases may be discontinued at any time without notice. There can be no assurance that there will be a secondary market for the notes or that there will be liquidity in a secondary market if one develops. The agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

    The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. AvalonBay has agreed to indemnify the agents against liabilities, including liabilities under the Securities Act, or contribute to payments the agents may be required to make in respect in accordance with the Securities Act. AvalonBay has agreed to reimburse the agents for other expenses.

    In the ordinary course of their respective businesses, the agents and their affiliates have engaged in, and may in the future engage in, investment and/or commercial banking transactions with AvalonBay and its affiliates. The Chase Manhattan Bank, an affiliate of J.P. Morgan Securities Inc., one of the agents; Fleet National Bank, an affiliate of Fleet Securities, Inc., one of the agents; Bank of America, N.A., an affiliate of Banc of America Securities LLC, one of the agents; Wachovia Bank, N.A., an affiliate of Wachovia Capital Markets, LLC, one of the agents; and Citicorp Real Estate, Inc., an affiliate of Salomon Smith Barney Inc., one of the agents, are each a co-agent and a lender under AvalonBay's unsecured revolving credit facility. In addition, Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., one of the agents, is a lender under AvalonBay's unsecured revolving credit facility. Affiliates of Fleet Securities, Inc. and Banc of America Securities LLC are lenders under a construction loan to one of AvalonBay's consolidated joint ventures. An affiliate of Fleet Securities, Inc. is also a lender under a loan to an unconsolidated joint venture in which AvalonBay is a minority partner. AvalonBay may use the proceeds from any notes offered to repay indebtedness, including indebtedness under this revolving credit facility.

    In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the agents will be permitted to engage in transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agents create a short position in notes, for example, they sell notes in an aggregate principal amount exceeding the amount referred to in the applicable pricing supplement, these agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these purchases. Finally, the syndicate may reclaim selling concessions allowed for distributing notes in the offering, if the syndicate repurchases previously distributed notes in the market to cover a short position or to stabilize the price of the notes. The agents are not required to engage in any of these activities and may end any of them at any time.

    Neither AvalonBay nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that these transactions described in the preceding paragraph may have on the price of notes. In addition, neither AvalonBay nor any of the agents makes any representation that the agents will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

    From time to time, we may sell other Securities referred to in the accompanying prospectus. These offerings may be concurrent with an offering of the notes through the agents.

                                 LEGAL MATTERS

    The validity of the notes will be passed upon for AvalonBay by Goodwin Procter LLP, Boston, Massachusetts. O'Melveny & Myers LLP, San Francisco, California, will pass upon some legal matters relating to the notes for the agents.

                                   PROSPECTUS

                          AVALONBAY COMMUNITIES, INC.

                                  $750,000,000

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                               ------------------

    This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

    Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "AVB."

    INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS. BEGINNING ON PAGE 1, WE HAVE DISCUSSED SEVERAL "RISK FACTORS" THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

                             ---------------------


                                 JULY   , 2003


                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Risk Factors................................................      1

Forward-looking Statements..................................      9

About this Prospectus.......................................     10

Where You Can Find More Information.........................     10

About AvalonBay Communities, Inc............................     11

Policies With Respect to Certain Activities.................     12

Ratios of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends...........................................     13

Ratios of Earnings to Fixed Charges.........................     14

How We Intend to Use the Proceeds...........................     15

Description of the Debt Securities..........................     15

Description of Preferred Stock..............................     31

Description of Common Stock.................................     36

Limits on Ownership of Stock................................     38

Federal Income Tax Considerations and Consequences of Your
  Investment................................................     40

How We Plan to Sell the Securities..........................     56

Experts.....................................................     58

Legal Opinions..............................................     58

    Unless the context otherwise requires, all references to "we," "us," "our," "our company," "AvalonBay," or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

                                  RISK FACTORS


    BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE RISKS IN MAKING THE INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES. THIS SECTION INCLUDES OR REFERS TO FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE 9.


    DEVELOPMENT AND CONSTRUCTION RISKS COULD AFFECT OUR PROFITABILITY.

    We intend to continue to develop and redevelop apartment home communities. Our development and redevelopment activities may be exposed to the following risks:

    - we may be unable to obtain, or experience delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations or other necessary third party consents, which could result in increased costs or the delay or abandonment of development or redevelopment opportunities;

    - we may abandon development and redevelopment opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions which make development or redevelopment less desirable, increases in costs of development or redevelopment and increases in the cost of capital, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

    - we may incur construction, reconstruction, development or redevelopment costs for a community that exceed our original estimates due to increased material, labor or other costs, and we may not be able to increase rents to compensate for the increase in those costs;

    - occupancy rates and rents at a newly completed or redeveloped community may fluctuate depending on a number of factors, including market and economic conditions which are beyond our control and the development by competitors of competing communities, and this may result in the community not being profitable;

    - we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs and a decrease in our expected rental revenues; and

    - we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a community, which may cause us to be unable to proceed with its development and could limit our pursuit of opportunities.

    Construction costs have been increasing in our markets, and the cost to develop communities or redevelop acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. If we are not able to charge rents that will be sufficient to offset the effects of any increases in construction costs, our profitability could be less than anticipated.

    UNFAVORABLE CHANGES IN MARKET AND ECONOMIC CONDITIONS COULD HURT OCCUPANCY
     OR RENTAL RATES.

    The market and economic conditions in Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States may

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significantly affect occupancy or rental rates at our communities in those regions. For example, the current economic contraction resulting from job losses in a number of these regions, particularly in the technology, telecommunications and financial services sectors, has adversely affected our occupancy and rental rates at our communities in these regions. We do not expect these conditions to improve during 2003. The market and economic conditions in these regions, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

    - plant closings, industry slowdowns and other factors that adversely affect the local economy;

    - an oversupply of, or a reduced demand for, apartment homes;

    - a decline in household formation or employment or lack of employment growth that adversely affects occupancy or rental rates;

    - the inability or unwillingness of residents to pay rent increases; and

    - rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents to offset increases in operating costs.

    SHORT-TERM LEASES EXPOSE US TO THE EFFECTS OF DECLINING MARKET RENTS.

    Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms. In a deflationary rent environment like we are presently experiencing, declining market rents could have a material adverse effect on our results of operations and financial condition.

    COMPETITION COULD LIMIT OUR ABILITY TO LEASE APARTMENT HOMES OR INCREASE OR
     MAINTAIN RENTS.

    Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rents.

    COMPETITION COULD LIMIT AVAILABLE INVESTMENT OPPORTUNITIES, WHICH COULD
     ADVERSELY AFFECT OUR PROFITABILITY.

    We expect that other real estate investors, including insurance companies, pension and investment funds, partnerships, investment companies and other apartment REITs, will compete with us to acquire existing properties and to develop new properties. This competition could increase prices for properties of the type we would likely pursue. As a result, we may not be able, or have the opportunity, to make suitable investments on favorable terms in the future. This could adversely affect our profitability.

    INSUFFICIENT CASH FLOW COULD AFFECT OUR DEBT FINANCING AND CREATE REFINANCING RISK.

    We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. In this regard, we note that we are required to annually distribute dividends generally equal to at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, in order for us to continue to qualify as a REIT, and this requirement limits the amount of our cash flow available to meet required principal and interest payments. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cash flows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we may need to refinance at least a portion of our

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outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt, either of which could have a material adverse effect on our financial condition and results of operations.

    RISING INTEREST RATES COULD INCREASE INTEREST COSTS AND COULD AFFECT THE
     MARKET PRICE OF OUR COMMON STOCK.

    We currently have, and may in the future incur, variable interest rate debt under credit facilities as we acquire, construct and reconstruct apartment communities, as well as for other purposes. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a greater annual dividend yield, which could adversely affect the market price of our outstanding shares of common stock.

    BOND FINANCING COMPLIANCE REQUIREMENTS COULD LIMIT OUR INCOME, RESTRICT THE USE OF COMMUNITIES AND CAUSE FAVORABLE FINANCING TO BECOME UNAVAILABLE.

    We have financed some of our apartment communities with obligations issued by local government agencies or instrumentalities because the interest paid to the holders of this debt is generally exempt from federal income taxes and, therefore, the interest rate is generally more favorable to us. These obligations are commonly referred to as "tax-exempt bonds" and generally must be secured by communities.

    The compliance requirements for our current tax-exempt bonds limit, and the requirements of any future tax-exempt bond financings may limit, the potential income from communities that are subject to this financing. This is because under the terms of our current tax-exempt bonds, we must comply with restrictions on the use of the communities that we financed with these bonds, including a requirement that we make some of the apartments available to low and middle income households.

    In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.


    CREDIT FACILITY FINANCING RESTRICTS OUR ABILITY TO PAY DIVIDENDS.



    We have a $500,000,000 revolving variable rate unsecured credit facility with J.P. Morgan Chase and Fleet National Bank serving as co-agents for a syndicate of commercial banks. Under the terms of that credit facility, we are prohibited from paying dividends in amounts that exceed 95% of our funds from operations, provided that we may pay dividends in excess of 95% of our funds from operations as required to maintain our qualification as a REIT. This restriction on paying dividends may adversely affect our dividend growth in the future.


    FAILURE TO GENERATE SUFFICIENT REVENUE COULD LIMIT CASH FLOW AVAILABLE FOR DISTRIBUTIONS TO STOCKHOLDERS.

    If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow would decrease. Our cash flow from operations is dependent primarily on revenues and net operating income generated by our communities, which is subject to variation depending on market conditions. For example, our net operating income from established communities decreased significantly in 2002 due primarily to a weak demand environment, which caused a decline in rental rates and occupancies. In addition, in 2002, our net income available to common stockholders declined by $60,778,000 (28.1%) as a result of decreased revenues due primarily to fewer gains on sales of communities, increases in interest and depreciation expense and a decline in net operating income due to deteriorating market conditions in many of our submarkets. We

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presently expect continued weak demand during most of 2003. A decrease in cash flow could have an adverse effect on our ability to pay distributions to our stockholders and our ability to maintain our status as a real estate investment trust (REIT). Significant expenditures associated with each community such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

    DIFFICULTY OF SELLING APARTMENT COMMUNITIES COULD LIMIT FLEXIBILITY.

    Real estate in our markets can be hard to sell, especially if market conditions are poor. These potential difficulties in selling real estate in our markets may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws may limit our ability to earn a gain on the sale of a community if we have owned it for too short a period of time or we are otherwise found to have acquired or developed the community primarily with a view to reselling the community, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders. We presently expect to increase our disposition activity in 2003 as compared to 2002, which means that these potential difficulties and limitations may adversely affect our ability to fully implement our business plan for 2003.

    ACQUISITIONS MAY NOT YIELD ANTICIPATED RESULTS.

    We may, in the future, acquire apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

    - an acquired property may fail to perform as we expected in analyzing our investment; and

    - our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate.

    RISK OF EARTHQUAKE DAMAGE.

    Many of our West Coast communities are located in the general vicinity of active earthquake faults. A large concentration of our communities lie near, and thus are susceptible to, the major fault lines in the San Francisco Bay Area, including the San Andreas fault and Hayward fault. We cannot assure you that an earthquake would not cause damage or losses greater than insured levels. In November 2002, we renewed our earthquake insurance. We have in place with respect to communities located in California, for any single occurrence and in the aggregate, $75,000,000 of coverage with a deductible per building equal to five percent of the insured value of that building. The five percent deductible is subject to a minimum of $100,000 per occurrence. Earthquake coverage outside of California is subject to a $100,000,000 limit, except with respect to the state of Washington, for which the limit is $65,000,000. Our earthquake insurance outside of California provides for a $100,000 deductible per occurrence. In addition, up to an annual aggregate of $2,000,000, the next $400,000 of loss per occurrence outside California will be treated as an additional deductible. In the event of an uninsured disaster or a loss in excess of insured limits, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

    A SIGNIFICANT UNINSURED PROPERTY OR LIABILITY LOSS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    In addition to the earthquake insurance discussed above, we carry commercial general liability insurance, property insurance and terrorism insurance with respect to all of our communities on terms

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we consider commercially reasonable. There are, however, certain types of losses
(such as losses arising from acts of war) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in management's view, economically impractical. If an uninsured property loss or a property loss in excess of insured limits were to occur, we could lose our capital invested in a community, as well as the anticipated future revenues from such community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. If an uninsured liability to a third party were to occur, we would incur the cost of defense and settlement with, or court ordered damages to, that third party. A significant uninsured property or liability loss could materially and adversely affect our business and our financial condition and results of operations.

    CONTINUED INCREASES IN DEDUCTIBLES AND PREMIUMS FOR INSURANCE COVERAGE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    The insurance and reinsurance markets have worsened since 2001, and we believe this has resulted in higher insurance costs for the entire real estate sector. Within the last twelve months, we renewed our annual general liability policy, workman's compensation coverage, our property insurance (which includes the earthquake coverage and builder's risk), and our directors and officers insurance, and we purchased insurance for property damage due to terrorism of up to $200,000,000 (with the first $15,000,000 of damage costs payable by us). In all cases, our insurance policies are subject to deductibles and limits on and conditions to coverage. The costs of the renewals were significantly greater than in prior years. Although we will continue to maintain commercially reasonable insurance coverage, we believe that the cost of this coverage will continue to increase at a faster rate than other operating expenses. Continued increases in these costs could have a material adverse effect on our financial condition and results of operations.

    WE MAY INCUR COSTS AND INCREASED EXPENSES TO REPAIR PROPERTY DAMAGE RESULTING FROM INCLEMENT WEATHER.

    Our communities in the Northeast and Midwest expose us to risks associated with inclement winter weather, including increased costs for the removal of snow and ice as well as from delays in the construction, reconstruction, development or redevelopment of apartment communities. In addition, inclement weather could increase the need for maintenance and repair of our communities. Similarly, unusually high rainfall or other inclement weather could result in increased costs due to delays in the construction, reconstruction, development or redevelopment of apartment communities. These costs and delays could adversely affect our results of operations.

    WE MAY INCUR COSTS DUE TO ENVIRONMENTAL CONTAMINATION.

    Under various federal, state and local environmental laws, regulations and ordinances, a current or previous owner or operator of real estate may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at the property and may be held liable to a governmental entity or to third parties for property or personal injury damages and for investigation and remediation costs incurred by these parties as a result of the contamination. These damages and costs may be substantial. The presence of such substances, or the failure to properly remediate the contamination, may adversely affect the owner's ability to borrow against, sell or rent the affected property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.

    Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when such materials are in poor condition or in the event of reconstruction, remodeling, renovation, or demolition of a building. These laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however,

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used in the construction of several of the communities that we acquired. We implement an operations and maintenance program at each of the communities at which ACMs are detected. We do not anticipate that we will incur any material liabilities as a result of the presence of ACMs at our communities.

    We are aware that some of our communities have lead paint and have implemented an operations and maintenance program at each of those communities. We do not anticipate that we will incur any material liabilities as a result of the presence of lead paint at our communities.

    All of our stabilized operating communities, and all of the communities that we are currently developing or redeveloping, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or ground water sampling. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operation. In connection with our ownership, operation and development of communities, from time to time we undertake remedial action in response to the presence of subsurface or other contaminants. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination. There can be no assurance, however, that all necessary remediation actions have been or will be undertaken at our properties or that we will be indemnified, in full or at all, in the event that environmental liability arises.

    Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Although the occurrence of mold at multifamily and other structures, and the need to remediate such mold, is not a new phenomenon, there has been increased awareness in recent years that certain molds may in some instances lead to adverse health effects, including allergic or other reactions. To help limit mold growth, we educate residents about the importance of adequate ventilation and request or require that they notify us when they see mold or excessive moisture. We have established procedures for promptly addressing and remediating mold or excessive moisture from apartment homes when we become aware of its presence regardless of whether we or the resident believe a health risk is presented. However, we cannot assure that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our communities, we could be required to undertake a costly remediation program to contain or remove the mold from the affected community and could be exposed to other liabilities.

    Additionally, we have occasionally been involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which could relate to hazardous or toxic substances. We are not aware of any material environmental liabilities with respect to properties managed or developed by us or our predecessors for such third parties.

    We cannot assure you that:

    - the environmental assessments described above have identified all potential environmental liabilities;

    - no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

    - no environmental liabilities have developed since the environmental assessments were prepared;

    - the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

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    - future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

    - no environmental liabilities will arise at communities that we have sold for which we may have liability.

    COMPANIES IN WHICH WE HAVE INVESTED THAT DEVELOP SOFTWARE APPLICATIONS AND ANCILLARY SERVICES MAY BE UNSUCCESSFUL IN ACHIEVING THEIR BUSINESS PLANS.

    We currently have investments in three technology companies. These investments were made with the belief that they would promote the development and application of technology and services which would improve the operating performance of our real estate holdings. Historically, our most significant technology investment has been Realeum, Inc. ("Realeum"), an entity engaged in the development and deployment of an on-site property management and leasing automation system that enables management to capture, review and analyze data. After consideration of our share of Realeum's losses, the carrying value of our investment in Realeum was reduced to zero as of December 31, 2002. We are also a member of Constellation Real Technologies LLC ("Constellation"), an entity formed by a number of real estate investment trusts and real estate operating companies for the purpose of investing in multi-sector real estate technology opportunities. Our original commitment to Constellation was $4,000,000 but, as a result of an agreement among the members reducing the commitment due from each member, our commitment is currently $2,600,000, of which we have contributed $1,002,000 to date. The remaining unfunded commitment of $1,598,000 is expected to be funded over the next five years. Our third investment is in Rent.com, an internet-based rental housing information provider. The aggregate carrying value of our technology investments at May 1, 2003 was $1,447,000. If these entities are unsuccessful in developing their software applications or ancillary services or are otherwise unsuccessful in executing their business plans, we could be required to write-off all or part of the remaining carrying value of our investments in these entities.


    CHANGES IN THE TAX LAWS COULD MAKE INVESTMENTS IN REITS LESS ATTRACTIVE.



    The federal income tax laws governing REITs and the administrative interpretations of those laws may be amended from time to time. Any such new laws or interpretations may take effect retroactively and could adversely affect us or our stockholders. The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduces the maximum individual tax rate on dividends and long-term capital gain to 15% until 2008. This reduced tax rate generally does not apply to REIT dividends of ordinary income, most of which will continue to be taxed at the higher federal income tax rates applicable to ordinary income. Accordingly, this Act could cause investments in non-REIT corporations to be more attractive relative to investments in REITs and could adversely affect the market price of our outstanding shares of common stock.


    FAILURE TO QUALIFY AS A REIT WOULD CAUSE US TO BE TAXED AS A CORPORATION, WHICH WOULD SIGNIFICANTLY REDUCE FUNDS AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS.

    If we fail to qualify as a REIT for federal income tax purposes, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders.

    We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code

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for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

    THE ABILITY OF OUR STOCKHOLDERS TO CONTROL OUR POLICIES AND EFFECT A CHANGE OF CONTROL OF OUR COMPANY IS LIMITED, WHICH MAY NOT BE IN OUR STOCKHOLDERS' BEST INTERESTS.

    CHARTER AND BYLAW PROVISIONS

    There are provisions in our charter and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

    - Our charter authorizes our board of directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The board of directors may issue preferred stock without stockholder approval, which could allow the board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

    - To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any year. To maintain this qualification, and to otherwise address concerns about concentrations of ownership of our stock, our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially as defined in Section 13 of the Securities Exchange Act) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our board of directors may in its sole discretion waive or modify the ownership limit for one or more persons. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

    - Our bylaws provide that the affirmative vote of holders of a majority of all of the shares entitled to be cast in the election of directors is required to elect a director. In a contested election, if no nominee receives the vote of holders of a majority of all of the shares entitled to be cast, the incumbent directors would remain in office. This requirement may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

    MARYLAND LAW

    As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur, which may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests. In addition, other provisions of the Maryland General Corporation Law permit the Board of Directors to make elections and to take actions without stockholder approval that, if made or taken, could have the effect of discouraging or delaying a change in control.

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                           FORWARD-LOOKING STATEMENTS

    This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "project," "may," "shall," "will" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

    - our potential development, redevelopment, acquisition or disposition of communities;

    - the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

    - the timing of lease-up, occupancy and stabilization of apartment communities;

    - the pursuit of land on which we are considering future development;

    - the anticipated operating performance of our communities;

    - cost, yield and earnings estimates;

    - our declaration or payment of distributions;

    - our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

    - our qualification as a REIT under the Internal Revenue Code;

    - the real estate markets in Northern and Southern California and markets in selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States and in general;

    - the availability of debt and equity financing;

    - interest rates;

    - general economic conditions; and

    - trends affecting our financial condition or results of operations.

    We cannot assure the future results or outcome of the matters described in any of these statements; rather, these statements merely reflect our current expectations and estimates of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors, which we describe above under "Risk Factors," may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

    YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS, AND IN PARTICULAR THE SECTION ENTITLED "RISK FACTORS," WHICH TOGETHER WITH ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ADDITIONAL INFORMATION DESCRIBED BELOW UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION" WILL CONTAIN ALL INFORMATION OF WHICH WE ARE AWARE THAT IS MATERIAL TO YOUR DECISION WHETHER TO INVEST IN OUR SECURITIES.

    We caution you that these forward-looking statements reflect our estimates and beliefs only as of the date of this report and are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes and you should not rely upon these forward-looking statements after the date of this prospectus.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange (NYSE), which is located at 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Exchange (PCX), which is located at 301 Pine Street, San Francisco, California 94104. Our SEC filings are available at the NYSE and the PCX because our common stock and outstanding series of preferred stock are listed on the NYSE and the PCX.

    In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors has authorized the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." Our charter imposes limitations on the ownership and transfer of our stock. See "Limits on Ownership of Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: AvalonBay
Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer.

    The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

AVALONBAY SEC FILINGS (FILE NO. 001-12672)                 PERIOD OR DATE FILED
--------------------------------------------------------   --------------------------------------------------------
Annual Report on Form 10-K..............................   Year ended December 31, 2002
Quarterly Report on Form 10-Q...........................   Quarter ended March 31, 2003

In addition, we are incorporating by reference the description of our common stock from our Registration Statement on Form 8-B filed June 8, 1995.

    YOU MAY REQUEST A COPY OF THESE FILINGS, AND ANY EXHIBITS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS PROSPECTUS, AT NO COST BY WRITING OR TELEPHONING US AT THE FOLLOWING: AVALONBAY
COMMUNITIES, INC., 2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314, ATTENTION: CHIEF FINANCIAL OFFICER. OUR TELEPHONE NUMBER IS 703-329-6300.

    This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                       ABOUT AVALONBAY COMMUNITIES, INC.

    - AvalonBay Communities, Inc. focuses on the ownership and operation of upscale apartment communities (which generally command among the highest rents in their submarkets) in high barrier-to-entry markets of the United States. This is because we believe that, long term, the limited new supply of upscale apartment homes and lower housing affordability in these markets will result in larger increases in cash flows relative to other markets over an entire business cycle. These barriers-to-entry generally include a difficult and lengthy entitlement process with local jurisdictions and dense urban or suburban areas where zoned and entitled land ("in-fill locations") is in limited supply. Our markets are located in the Northeast, Mid-Atlantic, Midwest, Pacific Northwest, and Northern and Southern California regions of the United States. We believe that we have penetrated substantially all of the high barrier-to-entry markets of the country.

    - Our principal operating objectives are to develop, own and operate, in our selected markets, high-quality, upscale communities that contain features and amenities desired by prospective residents, and to provide our residents with efficient and effective service. At May 1, 2003, we owned or held a direct or indirect ownership interest in 136 operating apartment communities containing 40,019 apartment homes in eleven states and the District of Columbia, of which two communities containing 1,089 apartment homes were under reconstruction. In addition, we owned or held a direct or indirect ownership interest in ten communities under construction that are expected to contain an aggregate of 2,826 apartment homes when completed. We also owned a direct or indirect ownership interest in rights to develop an additional 39 communities that, if developed in the manner expected, will contain an estimated 10,133 apartment homes. We generally obtain ownership in an apartment community by developing a new community on vacant land or by acquiring and either repositioning or redeveloping an existing community. In selecting sites for development, redevelopment or acquisition, we favor locations that are near expanding employment centers and convenient to recreation areas, entertainment, shopping and dining.

    - AvalonBay is a Maryland corporation that is the surviving entity from the merger of Avalon Properties, Inc. with and into Bay Apartment
      Communities, Inc. on June 4, 1998. In October 1998, we changed our name to AvalonBay Communities, Inc. Our common stock is listed on the NYSE and the PCX under the symbol "AVB."

    - AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994. As long as we qualify for taxation as a REIT, we generally will not be subject to federal income tax on that portion of our ordinary income and capital gains that is currently distributed to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to state and local taxes on our income and property, to federal income and excise taxes on our undistributed income, and to federal and state income taxes on the income earned by subsidiaries that are taxed as regular corporations.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of certain investment, financing and other policies of AvalonBay. These policies may be changed from time to time without a vote of our stockholders.

    INVESTMENT POLICIES

    Our principal financial goal is to increase long-term stockholder value by successfully and cost-effectively developing, owning and operating high-quality communities in our selected markets that contain features and amenities desired by residents. To help fulfill this goal, our investment policy is (1) to selectively develop, redevelop and acquire apartment communities in high barrier-to-entry markets and (2) to selectively sell apartment communities that no longer meet our long-term strategy due to product type, location or relative potential for future value creation and redeploy the proceeds from those sales to develop and redevelop apartment communities. During the three years ended December 31, 2002, we acquired 11 apartment communities, disposed of 16 apartment communities, and completed the development of 22 apartment communities and the redevelopment of seven apartment communities. We presently expect to decrease acquisition and development during 2003 as compared to prior years and to increase disposition activity during 2003 in response to current and anticipated real estate and capital market conditions. The level of disposition, acquisition or development activity, however, is heavily influenced by capital market conditions, including prevailing interest rates. As a result, we cannot assure you that assets can be sold on terms that we consider satisfactory.

    We may, from time to time, enter into joint ventures (including limited liability companies) or partnerships through which we would own an indirect economic interest in less than 100% of the property or properties held by such joint venture or partnership. As of May 1, 2003, we had an interest in 14 joint ventures or partnerships (including the six "DownREIT" partnerships referred to below) through which we have an indirect economic interest in 27 of our communities. Our decision whether to hold an apartment community in fee simple or to have an indirect interest in the community through a joint venture or partnership is based on a variety of facts and considerations, including:
(1) the economic and tax terms required by a seller of land or of a community, who may prefer that (or who may require less payment if) the land or community is contributed to a joint venture or partnership; (2) our desire to diversify our portfolio of communities by market, submarket and product type; (3) our desire at times to preserve our capital resources to maintain liquidity or balance sheet strength; and (4) our projection, in some circumstances, that we will achieve higher returns on our invested capital or reduce our risk if a joint venture or partnership vehicle is used. Any future investments in joint ventures or partnerships will not be limited to a specified percentage of our assets. Each joint venture or partnership agreement is individually negotiated, and our ability to operate and/or dispose of a community in our sole discretion may be limited to varying degrees depending on the terms of the joint venture or partnership agreement.

    While we emphasize equity real estate investments in apartment communities, we have the ability, which would be exercised in the discretion of our Board of Directors, to invest in other types of real estate, mortgages (including participating or convertible mortgages), securities of other REITs or real estate operating companies, or securities of technology companies that relate to our real estate operations or of companies that provide services to us or our residents, in each case consistent with our qualification as a REIT. On occasion, we own and operate retail space at our communities when either
(1) the highest and best use of the space is for retail (e.g., street level in an urban area) or (2) we believe the retail space will enhance the attractiveness of the community to residents. As of December 31, 2002, we had a total of 176,253 square feet of rentable retail space that produced gross rental revenue in 2002 of $2,255,960 (0.4% of total revenue). Any investment in securities of other entities is subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification. See "Federal Income Tax Considerations and Consequences of Your Investment." We have not, and under our current policy we do not intend to, invest in the securities of any other issuer

(other than a joint venture or partnership or an entity that provides services to us or our residents, each as described above) for the purpose of exercising control. Our current policy also does not contemplate future investments in mortgages or deeds of trust.

    FINANCING POLICIES

    Our Board of Directors may, from time to time, depending upon general market and economic conditions, including interest rates, our short and long term liquidity needs, the adequacy of our expected liquidity sources, the relative costs of debt and equity capital, growth opportunities and other factors, determine to raise additional capital. We may raise additional capital through additional equity or debt offerings or both (including offerings of senior securities). In the past three years, we have issued two series of preferred stock: (1) we issued 592,000 shares of Series I Cumulative Redeemable Preferred Stock on July 11, 2002 for an aggregate purchase price of $14,800,000, and we subsequently redeemed those shares on August 29, 2002 and (2) we issued 3,336,611 shares of Series J Cumulative Redeemable Preferred Stock on March 18, 2003 for an aggregate purchase price of $83,415,275, and we subsequently redeemed those shares on May 9, 2003. During the three years ended December 31, 2002, we also issued an aggregate of approximately $1,100,000,000 principal amount of senior debt securities (including the issuance of medium-term notes), and we repaid an aggregate of $100,000,000 in principal of senior debt securities. In addition, we repaid an aggregate of $50,000,000 in prinicipal of senior debt securities in January 2003.

    POLICIES WITH RESPECT TO OTHER ACTIVITIES

    We may, from time to time, offer shares of our equity securities, debt securities or options to purchase stock in exchange for property. We currently have six limited partnerships structured as "DownREITs" in which either us or one of our wholly-owned subsidiaries is the general partner. The DownREIT acquires properties or communities in exchange for units of limited partnership interest. After a period of time, the holders of units of limited partnership interest have the right to present each unit of limited partnership interest for redemption for an amount of cash equal to the fair market value of a share of our common stock on the date of redemption. In lieu of a cash redemption of a limited partner's unit, we may elect to acquire any unit presented for redemption for one share of common stock. We entered into these DownREITs as a way of acquiring an indirect interest in land or communities while permitting the prior owner to also retain an interest and defer the recognition of the taxable gain that would have occurred if we had acquired the property directly for cash. During the three years ended December 31, 2002, we issued an aggregate of 361,835 units of limited partnership interest in DownREITs in connection with the acquisition of properties or communities.

    We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times we intend to make investments in a manner as to qualify as a REIT unless, because of circumstances or changes to the Internal Revenue Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in our best interest to qualify as a REIT.

   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:


                       QUARTER ENDED    YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                         MARCH 31,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                           2003            2002           2001           2000           1999           1998
                       -------------   ------------   ------------   ------------   ------------   ------------
Ratios...............      1.25x           1.39x          1.70x          1.73x          1.40x          1.52x


    The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest.

    Since its formation, AvalonBay has issued the following series of preferred stock:

    - 2,308,800 shares of Series A Preferred Stock were issued in October 1995, of which 1,358,736 shares were converted into 1,358,736 shares of Common Stock in April 1998 and 950,064 shares were converted into 950,064 shares of Common Stock in June 1998;

    - 405,022 shares of Series B Preferred Stock were issued in May 1996, all of which were converted into 405,022 shares of Common Stock in June 1998;

    - 2,300,000 shares of 8.50% Series C Cumulative Redeemable Preferred Stock were issued in June 1997, all of which were redeemed in July 2002;

    - 3,267,700 shares of 8.00% Series D Cumulative Redeemable Preferred Stock were issued in December 1997, all of which were redeemed in March 2003;

    - 4,455,000 shares of 9.00% Series F Cumulative Redeemable Preferred Stock were issued in June 1998, all of which were redeemed in June 2001;

    - 4,300,000 shares of 8.96% Series G Cumulative Redeemable Preferred Stock were issued in June 1998, all of which were redeemed in October 2001;

    - 4,000,000 shares of 8.70% Series H Cumulative Redeemable Preferred Stock were issued in October 1998, all of which are currently outstanding;

    - 592,000 shares of Series I Cumulative Redeemable Preferred Stock were issued in June 2002, all of which were redeemed in August 2002; and

    - 3,336,611 shares of Series J Cumulative Redeemable Preferred Stock were issued in March 2003, all of which were redeemed on May 9, 2003.

    In addition, AvalonBay designated 1,000,000 shares of Series E Junior Participating Cumulative Preferred Stock in March 1998 in connection with our shareholder rights agreement. Our shareholder rights agreement was subsequently terminated on March 31, 2002.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges for each of the periods indicated is as follows:


                       QUARTER ENDED    YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                         MARCH 31,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                           2003            2002           2001           2000           1999           1998
                       -------------   ------------   ------------   ------------   ------------   ------------
Ratios...............      1.36x           1.56x          2.12x          2.41x          1.99x          2.15x


    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest.

                       HOW WE INTEND TO USE THE PROCEEDS

    Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:

    - working capital;

    - capital expenditures, including for the development and redevelopment of apartment communities;

    - repayment and refinancing of debt or redemption of prior issuances of preferred stock;

    - potential acquisitions; and

    - other general corporate purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

    This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the indentures referenced below for a more complete understanding of the general terms and provisions described in this prospectus.

    The senior debt securities will be issued under an indenture, dated as of a date prior to such issuance, between us and State Street Bank and Trust Company, as trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." The subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

    GENERAL

    The indentures:

    - do not limit the amount of debt securities that we may issue;

    - allow us to issue debt securities in one or more series;

    - do not require us to issue all of the debt securities of a series at the same time;

    - allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

    - provide that the debt securities will be unsecured.

    Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "--Subordination" and in the applicable prospectus supplement.

    Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

    The prospectus supplement for each offering will provide the following terms, where applicable:

    - the title of the debt securities and whether they are senior or subordinated;

    - the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

    - the price at which the debt securities will be issued, expressed as a percentage of the principal;

    - the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

    - the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

    - the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

    - the date or dates, or the method for determining the date or dates, from which interest will accrue;

    - the dates on which interest will be payable;

    - the record dates for interest payment dates, or the method by which we will determine those dates;

    - the persons to whom interest will be payable;

    - the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

    - any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

    - the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

    - where the debt securities may be surrendered for registration of transfer or exchange;

    - where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

    - the times, prices and other terms and conditions upon which we may redeem the debt securities;

    - any obligation we have to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

    - the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

    - whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

    - whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

    - whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

    - any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

    - whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

    - the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

    - the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

    - the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

    - whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

    - the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

    - any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

    - the name of the applicable trustee and the nature of any material relationship with AvalonBay or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

    - any deletions from, modifications of, or additions to the events of default or covenants of AvalonBay, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

    - any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

    We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

    Except as described under "--Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or
(2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

    Neither the Maryland General Corporation Law nor the governing instruments of AvalonBay define the term "substantially all" as it relates to the sale of assets. Additionally, Maryland cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. AvalonBay's charter contains restrictions on ownership and transfers of its stock that are designed to preserve its status as a REIT and to otherwise address concerns about concentration of ownership of our stock, and, therefore, it may prevent or hinder a change of control. See "Limits on Ownership of Stock" beginning on page 38.

    We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    PAYMENT

    Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

    All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

    DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

    Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

    - exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

    - surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

    Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

    Neither we nor any trustee shall be required to:

    - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

    - register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

    - issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

    - either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay the principal of, and any premium and interest on, all of the debt securities and (B) to duly perform and observe all of our covenants and conditions contained in each indenture;

    - immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

    - an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

    COVENANTS

    EXISTENCE. Except as permitted under "--Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

    MAINTENANCE OF PROPERTIES. If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

    - cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

    - cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

    However, the indentures do not prohibit us or our subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

    INSURANCE. The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.

    PAYMENT OF TAXES AND OTHER CLAIMS. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

    - all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property; and

    - all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property.

    However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

    PROVISION OF FINANCIAL INFORMATION.  The indentures require us, within
15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC to:

    - mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act; and

    - supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

    ADDITIONAL COVENANTS. The applicable prospectus supplement will set forth any additional covenants of AvalonBay relating to any series of debt securities.

    EVENTS OF DEFAULT, NOTICE AND WAIVER

    Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

    - default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

    - default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

    - default in making any sinking fund payment as required for any debt security of such series;

    - default in the performance or breach of any other covenant or warranty of AvalonBay contained in the indenture continuing for 60 days after written notice to AvalonBay as provided in the applicable indenture;

    - (1) a default under any bond, debenture or note having an aggregate principal amount of at least $25,000,000; or

      (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries in an aggregate principal amount of at least $25,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice to the Company specifying such default;

    - bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of AvalonBay or any significant subsidiary of AvalonBay; and

    - any other event of default provided with respect to a particular series of debt securities.

    When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

    If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

    - we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

    - all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

    The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

    - in the payment of the principal, any premium (or make-whole amount) or interest;

    - in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

    - in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

    The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

    The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

    The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

    - is in conflict with any law or the applicable indenture;

    - may involve the trustee in personal liability; or

    - may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

    Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of AvalonBay stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

    MODIFICATION OF THE INDENTURES

    The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

    - change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

    - reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

    - reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

    - change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

    - impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

    - reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

    - modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

    The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

    AvalonBay and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

    - to evidence the succession of another person to us as obligor under such indenture;

    - to add to the covenants of AvalonBay for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

    - to add events of default for the benefit of the holders of all or any series of debt securities;

    - to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

    - to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

    - to secure the debt securities;

    - to establish the form or terms of debt securities of any series;

    - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

    - to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or

    - to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

    VOTING

    The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

    - the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

    - the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

    - the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

    - debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

    The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

    Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

    Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

    Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

    - there shall be no minimum quorum requirement for such meeting; and

    - the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

    SUBORDINATION

    Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

    Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of AvalonBay and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

    "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed:

    - indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

    - indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

    - our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

    - indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

    - indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

    - any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment.

    In each case, the following will not be Senior Debt:

    - any such indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

    - any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

    - the subordinated securities.

    No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

    If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

    DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

    - either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

    - we have paid or caused to be paid all other sums payable; and

    - we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

    Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

    - to defease and be discharged from any and all obligations with respect to such debt securities; or

    - to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

    Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

    The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

    When we use the term "government obligations," we mean securities that are:

    - direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

    - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

    Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or
(b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

    When we use the term "conversion event," we mean the cessation of use of:

    - a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

    - the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

    - any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

    Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

    In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in
(1) the fourth bullet point under "--Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "--Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

    The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

    CONVERSION RIGHTS

    The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt

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securities and any restrictions on conversion, including restrictions directed at maintaining our status as a REIT. If we issue debt securities that are convertible into shares of common stock or convertible into shares of preferred stock, in either case having rights, preferences or privileges with respect to voting, dividends, rights upon liquidation or otherwise that are on par with or senior to any class or series of common stock or preferred stock, then the rights of holders of such junior or parity classes or series of common stock or preferred stock may be materially adversely affected. In addition, the conversion of any such debt securities into common stock or preferred stock, could result in the dilution of the holders of the then-existing shares of common or preferred stock.

    GLOBAL SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (DTC), as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

    Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

    We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants with the depository) and records of participants (with respect to beneficial interests of persons who hold through participants with the depository). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

    So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns

                                       29
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its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

    Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

    Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

    If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

    The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

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
    NO RECOURSE

    There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

                         DESCRIPTION OF PREFERRED STOCK

    The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

    GENERAL

    Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock, of which 4,600,000 shares have been designated 8.70% Series H Cumulative Redeemable Preferred Stock and 4,000,000 of which are currently outstanding. The Series H Preferred Stock is listed on the NYSE and PCX under the symbol "AVB PrH."

    Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

    TERMS

    You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including:

    - its title and stated value;

    - the number of shares of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

    - the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

    - the date from which dividends on the preferred stock shall accumulate, if applicable;

    - any procedures for auction and remarketing;

    - any provision for a sinking fund;

    - any applicable provision for redemption;

    - any securities exchange listing;

    - the terms and conditions of conversion into common stock, including the conversion price or rate or manner of calculation thereof;

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    - any other specific terms, preferences, rights, limitations or restrictions;

    - a discussion of applicable federal income tax considerations;

    - the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

    - any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

    - any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

    RANK

    Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:

    - senior to all classes and series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

    - on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

    - junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

    The term "equity securities" does not include convertible debt securities.

    DIVIDENDS

    Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) or amount(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.

    Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

    If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our stock ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless:

    - if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the

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      preferred stock of such series for all past dividend periods and the then current dividend period; or

    - if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

    We must declare all dividends pro rata on all series of preferred stock that rank on a parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

    Except as provided in the immediately preceding paragraph, unless:

    - if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

    - if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

    Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

    REDEMPTION

    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

    The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our stock, the terms of such preferred stock may provide that, if no such shares of our stock have been issued or to the extent the net proceeds

                                       33
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from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our stock under the conversion provisions specified in the applicable prospectus supplement.

    Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

    - if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

    - if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

    However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of the series simultaneously.

    In addition, except as described below, we will not acquire any preferred stock of a series unless:

    - if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

    - if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

    However, at any time we may purchase or acquire preferred stock of that series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

    If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

    We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

    - the redemption date;

    - the number of shares and series to be redeemed;

    - the redemption price;

    - the place or places where certificates are to be surrendered for payment of the redemption price;

    - that dividends on the shares to be redeemed will cease to accrue from and after the redemption date;

    - the date upon which the holder's conversion rights, if any, as to the shares shall terminate; and

    - the specific number of shares to be redeemed from each the holder if fewer than all the shares of any series are to be redeemed.

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    If notice of redemption has been given and we have set aside the funds necessary for the redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

    LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

    Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

    VOTING RIGHTS

    Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

    Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

    - amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

The occurrence of any of the events described above in the immediately preceding bullet shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders

                                       35
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of preferred stock, provided that, the preferred stock remains outstanding with the terms thereof materially unchanged, or, if we are not the surviving entity in such transaction, the preferred stock is exchanged for a security of a surviving entity with terms that are materially the same as the preferred stock. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

    CONVERSION RIGHTS

    The terms and conditions upon which any series of preferred stock may be convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of the series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

    RESTRICTIONS ON OWNERSHIP

    For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the amendment to our charter designating each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See "Limits on Ownership of Stock" beginning on page 38.

    TRANSFER AGENT

    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

    The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.

    GENERAL

    Under our charter, we have authority to issue 140,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for our debts or obligations. As of May 1, 2003, we had 67,424,283 shares of common stock issued and outstanding. Our common stock is listed on the NYSE and the PCX under the symbol "AVB."

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    DIVIDENDS

    Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors.

    VOTING RIGHTS

    Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, the affirmative vote of the holders of a majority of all outstanding shares of common stock is required to elect a director.

    LIQUIDATION/DISSOLUTION RIGHTS

    Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.

    OTHER RIGHTS

    Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

    Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter, (1) the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, and (2) the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class are required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to the resignation or removal of directors, vacancies on the board of directors, independent directors, the rights and powers of our company, the board of directors and officers, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required.

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    RESTRICTIONS ON OWNERSHIP

    For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Stock" beginning on page 38.

    TRANSFER AGENT

    The transfer agent and registrar for the common stock is Wachovia Bank, N.A., Charlotte, North Carolina.

                          LIMITS ON OWNERSHIP OF STOCK

    OWNERSHIP LIMITS

    For us to qualify as a REIT under the Internal Revenue Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Additionally, the shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially under Rule 13d-3 of the Securities Exchange Act) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT, and the board of directors also decides that the waiver is in our stockholders' best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being owned by fewer than 100 persons, (b) result in us being "closely held" within the meaning of
Section 856(h) of the Internal Revenue Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of
Section 856(d)(2)(B) of the Internal Revenue Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock,
(2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.

    Under the Internal Revenue Code, some types of entities, which includes pension plans described in Section 401(a) of the Internal Revenue Code and mutual funds registered under the Investment

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Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.

    SHARES OWNED IN EXCESS OF THE OWNERSHIP LIMIT

    Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of
(1) the price paid by the proposed transferee for the shares of excess stock or
(2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.

    Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares, except when Maryland law mandates class voting rights. In the event voting rights are mandated by Maryland law, the trustee shall be entitled to vote the shares of excess stock.

    Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.

    RIGHT TO PURCHASE EXCESS STOCK

    In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:

    (1) the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares

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       from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or

    (2) the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or, if no notice is given, the date our board of directors determines that such a transfer or non-transfer event has been made.

    GENERAL

    The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT and the board otherwise decides that such action is in our stockholders' best interest.

    Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.

    The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

     FEDERAL INCOME TAX CONSIDERATIONS AND CONSEQUENCES OF YOUR INVESTMENT

    The following discussion describes the material U.S. federal income tax consequences relating to our qualification as a REIT and the ownership and disposition of shares of our common stock and, to a lesser extent, our debt securities.

    The federal income tax consequences of the ownership and disposition of shares of our preferred stock and of our debt securities depend to a high degree on the specific rights and terms of the preferred stock or debt securities issued. If we offer one or more additional series of preferred stock or debt securities, information about any income tax consequences to holders of those particular shares of preferred stock or debt securities will be included in the documents pursuant to which they are offered to the extent required by applicable law.

    Because this is a summary that is intended to address only material federal income tax consequences relating to the ownership and disposition of our common stock and, to a lesser extent, our debt securities that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

    - the tax consequences to you may vary depending on your particular tax situation;

    - special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Internal Revenue Code;

    - this summary does not address state, local or non-U.S. tax considerations;

    - this summary deals only with common stockholders and holders of debt securities that hold common stock or debt securities, as applicable, as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code; and

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    - this discussion is not intended to be, and should not be construed as, tax advice.

    You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

    The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

    TAXATION OF AVALONBAY AS A REIT

    We have elected to be taxed as a REIT under the Internal Revenue Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

    We believe that we are organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Goodwin Procter LLP, our tax counsel, has provided us an opinion, dated March 11, 2003, that, based upon and subject to the assumptions and other matters stated in the opinion, commencing with the taxable year ending December 31, 1994, our form of organization and operations are such as to enable us to qualify as a "real estate investment trust" under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Internal Revenue Code. Goodwin Procter LLP has not and will not independently review these results on an independent basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular taxable year.

    So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

    - We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

    - Under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference;

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    - If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

    - Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

    - If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

    - We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

       (1) 85% of our REIT ordinary income for the year;

       (2) 95% of our REIT capital gain net income for the year; and

       (3) any undistributed taxable income from prior taxable years;

    - We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties; and

    - If we should acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

    REQUIREMENTS FOR QUALIFICATION AS A REIT

    We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

    The Internal Revenue Code defines a REIT as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors;

    (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

    (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

    (4) that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

    (5) the beneficial ownership of which is held by 100 or more persons;

    (6) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Internal Revenue Code to include specified entities;

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    (7) that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

    (8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and regulations promulgated thereunder; and

    (9) that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

    Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition
(6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

    We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and
(6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock and preferred stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions
(5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

    To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

    To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

    QUALIFIED REIT SUBSIDIARIES. If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of AvalonBay will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

    TAXABLE REIT SUBSIDIARIES. A "taxable REIT subsidiary" of AvalonBay is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under
Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

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    Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

    OWNERSHIP OF PARTNERSHIP INTERESTS BY A REIT. A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

    INCOME TESTS APPLICABLE TO REITS. To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, some payments under hedging instruments and gain from the sale or disposition of stock or securities and some hedging instruments.

    Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

    Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible services" to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost

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of providing the service. If the impermissible tenant service income exceeds 1%
of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

    We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

    We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants; or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

    We currently own an equity stake in three technology-related corporations, and may in the future acquire equity stakes in additional corporations, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

    We have earned and continue to earn a small amount of nonqualifying income relative to total gross income in any relevant taxable year. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these activities has not affected and will not affect our ability to meet the 95% gross income test.

    Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax.

    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests

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because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under "--Taxation of AvalonBay as a REIT" even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

    ASSET TESTS APPLICABLE TO REITS. At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

    (1) at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Our real estate assets include, for this purpose, stock or debt instruments held for less than one year purchased with the proceeds of an offering of our shares or long-term debt;

    (2) not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

    (3) except for equity investments in REITS, qualified REIT subsidiaries, or taxable REIT subsidiaries or other securities that qualify as "real estate assets" for purposes of the test described in clause (1):

           - the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets;

           - we may not own more than 10% of the voting power of the outstanding securities of any one issuer; and

           - we may not own more than 10% of the value of the outstanding securities of any one issuer; and

    (4) not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

    Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are "straight debt" as defined in
Section 1361 of the Internal Revenue Code and (1) the issuer is an individual,
(2) the only securities of the issuer that the REIT holds are straight debt or
(3) if the issuer is a partnership, the REIT holds at least a 20% profits interest in the partnership.

    We currently own more than 10% of the total value of the outstanding securities of several subsidiaries. Each of these subsidiaries has elected to be a taxable REIT subsidiary. We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets.

    With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting power limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

    After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying

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assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we were to fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

    ANNUAL DISTRIBUTION REQUIREMENTS APPLICABLE TO REITS. To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of
(a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See "--Taxation of AvalonBay as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

    We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

    It is expected that our REIT taxable income has been and will be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

    Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

    We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

    (1) 85% of our REIT ordinary income for the year;

    (2) 95% of our REIT capital gain net income for the year; and

    (3) any undistributed taxable income from prior taxable years.

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    A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

    RECORD-KEEPING REQUIREMENTS. We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

    FAILURE OF AVALONBAY TO QUALIFY AS A REIT. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be able to treat the dividends as qualified dividend income taxable at long-term capital gain rates. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

    TAXATION OF U.S. STOCKHOLDERS

    When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

    (1) a citizen or resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

    (2) a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

    (3) an estate the income of which is subject to federal income taxation regardless of its source; or

    (4) in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

    Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A "non-U.S. stockholder" is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. stockholder.

    RECENT LEGISLATION. On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, referred to herein as the Jobs and Growth Tax Act. The Jobs and Growth Tax Act reduces the maximum individual tax rate for long-term capital gains generally from 20% to 15% (for sales occurring after May 6, 2003 through December 31, 2008). The Jobs and Growth Tax Act also taxes "qualified dividend income" of individuals as net capital gain, thus reducing the maximum individual tax rate for such dividends from 35% to 15% (for tax years from 2003 through 2008). "Qualified dividend income" generally includes dividends received from regular domestic corporations and from certain "qualified foreign corporations," provided that certain required stock holding periods are met.

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    Under the Jobs and Growth Tax Act, REIT dividends, other than capital gain dividends, generally are not qualified dividend income and continue to be taxed at ordinary rates. Dividends received by an individual from a REIT will be treated as qualified dividend income, however, to the extent the REIT itself has qualified dividend income for the taxable year in which the dividend was paid, such as dividends from taxable REIT subsidiaries, and designates such dividends as qualifying for such capital gains rate tax treatment. Qualified dividend income of a REIT for this purpose also includes the sum of (i) the excess of the REIT's "real estate investment trust taxable income" for the preceding year, which would typically include any income that the REIT did not distribute to stockholders, over the tax payable by the REIT on such income in the preceding year, and (ii) the excess of the income of the REIT for the preceding year subject to the built-in gain tax on certain assets acquired from C corporations over the tax payable by the REIT on any such income in the preceding year.

    Without future congressional action, the maximum individual tax rate on long-term capital gains will return to 20% in 2009, and the maximum individual tax rate on dividends will move to 35% in 2009 and 39.6% in 2011.

    DISTRIBUTIONS BY AVALONBAY. So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as ordinary income and will not be eligible for the dividends received deduction generally available for corporations. However, dividends, other than capital gain dividends, that are (i) attributable to income on which we were subject to tax in the previous taxable year at the corporate level, either because we did not distribute such income or such income consists of gains from certain assets acquired from C Corporations, or (ii) attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries, during the current taxable year will be taxable, to the extent designated by us, to individual stockholders as net capital gain at the current maximum rate of 15%. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder's adjusted basis in its shares will be taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared. The above applies regardless of whether the distributions of AvalonBay are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan.

    We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. Designations made by us only will be effective to the extent that they comply with the principles of Revenue Ruling 89-81, which require that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

    Instead of paying capital gain dividends, we may designate all or part of our net capital gain as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gain.

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    A U.S. stockholder:

    (1) will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

    (2) will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder's tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

    We will classify portions of any designated capital gain dividend or undistributed capital gain based on the source of such capital gain as either:

    (1) an adjusted net capital rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a current maximum rate of 15%; or

    (2) an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. stockholders at a current maximum rate of 25%.

    Distributions made by our company and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from our company, other than qualified dividend income, capital gain dividends and capital gains from the disposition of shares, generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat qualified dividend income, capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable qualified dividend income and capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, qualified dividend income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

    SALES OF SHARES. Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

    (1) the amount of cash and the fair market value of any property received on the sale or other disposition; and

    (2) the holder's adjusted basis in the shares for tax purposes.

    This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our company's shares held for more than 12 months. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

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    TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Provided that a tax-exempt stockholder has not held its common stock as "debt financed property" within the meaning of the Internal Revenue Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

    However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as UBTI if received by any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under
Section 501(a) of the Internal Revenue Code and holds more than 10%, by value, of the interests in the REIT.

    Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "pension trusts."

    A REIT is a pension held REIT if it meets the following two tests:

    (1) it qualified as a REIT only by reason of Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

    (2) either (a) at least one pension trust holds more than 25% of the value of the REIT's stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

    The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. Based on both our current share ownership and the limitations on transfer and ownership of shares contained in our charter, we do not expect to be classified as a pension held REIT.

    TAXATION OF HOLDERS OF DEBT SECURITIES AND POTENTIAL TAX CONSEQUENCES OF THEIR INVESTMENT IN THE DEBT SECURITIES

    STATED INTEREST AND MARKET DISCOUNT. Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and subsequently recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be

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treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

    The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult his tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

    DISPOSITION. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

    U.S. TAXATION OF NON-U.S. STOCKHOLDERS

    DISTRIBUTIONS BY AVALONBAY. Distributions by AvalonBay to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from

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withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

    Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder's basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder's adjusted basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

    We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

    (1) a lower treaty rate applies and the non-U.S. stockholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

    (2) the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with non-U.S. stockholder's trade or business.

    We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

    Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

    (1) the investment in the common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

    (2) the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

    Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

    We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to foreign stockholders that are designated as capital gain dividends, or, if greater, 35% of

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a distribution that could have been designated as a capital gain dividend.
Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

    Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by our company exceeds their actual United States federal income tax liability.

    SALE OF COMMON STOCK. Gain recognized by a non-U.S. stockholder upon the sale or exchange of AvalonBay common stock generally would not be subject to United States taxation unless:

    (1) the investment in our company's common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

    (2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

    (3) our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

    Our common stock will not constitute a U.S. real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

    We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of our common stock would not be subject to taxation under FIRPTA. Because our company's common stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

    Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. stockholder sells its common stock, gain arising from the sale still would not be subject to FIRPTA tax if:

    (1) the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

    (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

    If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

    INFORMATION REPORTING AND BACKUP WITHHOLDING TAX APPLICABLE TO STOCKHOLDERS

    U.S. STOCKHOLDERS. In general, information reporting requirements will apply to payments of distributions on AvalonBay common stock and payments of the proceeds of the sale of AvalonBay common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the current rate of 28% if:

    (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

    (2) the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

    (3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in
       Section 3406(c) of the Internal Revenue Code; or

    (4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

    Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder's United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

    NON-U.S. STOCKHOLDERS. Generally, information reporting will apply to payments of distributions on AvalonBay common stock, and backup withholding at a current rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

    The payment of the proceeds from the disposition of AvalonBay common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of AvalonBay common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder's foreign status and has no actual knowledge to the contrary.

    Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some stockholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of the these Treasury regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

    OTHER TAX CONSEQUENCES FOR AVALONBAY AND ITS STOCKHOLDERS

    Our company and its stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of our company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

    A portion of our income is earned through several taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to federal and state income tax at the full applicable corporate rates. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments made to us.

    To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

                       HOW WE PLAN TO SELL THE SECURITIES

    We may sell the securities in any one or more of the following ways:

    - directly to investors;

    - to investors through agents;

    - to dealers;

    - through underwriting syndicates led by one or more managing underwriters; and

    - through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

    The distribution of the securities may be effected from time to time in one or more transactions:

    - at a fixed price or prices, which may be changed;

    - at market prices prevailing at the time of sale;

    - at prices related to such prevailing market prices; or

    - at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

    In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

    - identify any such underwriter or agent;

    - describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

    - identify the amounts underwritten; and

    - identify the nature of the underwriter's obligation to take the securities.

    Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock and the Series H Preferred Stock, which are listed on the NYSE and PCX. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE and PCX, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.

    Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

    If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

    The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

    We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

    Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

    If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

    To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, as set forth in their report. Our consolidated financial statements and schedule have been incorporated by reference in the prospectus and the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

    The validity of the securities we are offering and our qualification as a "real estate investment trust" under the Internal Revenue Code will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS


             PROSPECTUS SUPPLEMENT
                                          PAGE
                                        --------
Risk Factors..........................     S-1
About This Prospectus Supplement;
  Pricing Supplements.................     S-3
Description of the Notes..............     S-3
Special Provisions Relating to Foreign
  Currency Notes......................    S-29
United States Federal Income Taxation
  Considerations......................    S-31
Supplemental Plan of Distribution.....    S-38
Legal Matters.........................    S-40



                   PROSPECTUS
                                          PAGE
                                        --------
Risk Factors..........................      1
Forward-Looking Statements............      9
About This Prospectus.................     10
Where You Can Find More Information...     10
About AvalonBay Communities, Inc......     11
Policies With Respect to Certain
  Activities..........................     12
Ratios of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................     13
Ratios of Earnings to Fixed Charges...     14
How We Intend to Use the Proceeds.....     15
Description of Debt Securities........     15
Description of Preferred Stock........     31
Description of Common Stock...........     36
Limits on Ownership of Stock..........     38
Federal Income Tax Considerations and
  Consequences of Your Investment.....     40
How We Plan to Sell the Securities....     56
Experts...............................     58
Legal Opinions........................     58


                                  $750,000,000

                                     [MAP]

                                   AVALONBAY
                               COMMUNITIES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                 JULY   , 2003


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered will be borne by AvalonBay Communities, Inc. and are set forth in the following table (all amounts except the registration fee are estimates):

Registration fee............................................  $   60,675
Legal fees and expenses.....................................     450,000
Trustee and transfer agent expenses.........................      50,000
Accounting fees and expenses................................     200,000
Printing fees and expenses..................................     200,000
Miscellaneous...............................................     239,325
                                                              ----------
  TOTAL.....................................................  $1,200,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subject to certain limited exceptions, AvalonBay's charter and bylaws, each as amended, limit the liability of AvalonBay's directors and officers to AvalonBay and its stockholders for money damages for any breach of any duty owed by such director or officer of AvalonBay to the fullest extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") generally permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, unless it is established that (A) the director or officer actually received an improper personal benefit in money, property or services; (B) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or (C) the director's or officer's act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty. However, if the proceeding was one by or in the right of AvalonBay, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to AvalonBay. These provisions do not limit the ability of AvalonBay or its stockholders to obtain other relief, such as an injunction or rescission.

    Pursuant to the authority granted in AvalonBay's charter and bylaws, AvalonBay has also entered into indemnification agreements with certain of its executive officers and members of the board of directors who are not officers of AvalonBay, pursuant to which AvalonBay has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or directors and has agreed to advance expenses incurred by them in certain circumstances. These provisions and contracts could reduce the legal remedies available to AvalonBay and its stockholders against these individuals. In addition, AvalonBay maintains a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBITS.


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
           4.1          Indenture for Senior Debt Securities, dated as of
                          January 16, 1998, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to Exhibit 4.5 to the Company's Form 10-K for
                          the year ended December 31, 2002).
           4.2          First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to
                          Exhibit 4.6 to the Company's Form 10-K for the year ended
                          December 31, 2002).
           4.3          Second Supplemental Indenture, dated as of July 7, 1998,
                          between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to
                          Exhibit 4.2 to the Company's Form 8-K filed on July 9,
                          1998).
           4.4          Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to Exhibit 4.4 to the Company's Form 8-K filed
                          on July 11, 2000).
           4.5          Form of Senior Debt Security (Incorporated by reference to
                          Exhibit 4.2 to the Company's Registration Statement on
                          Form S-3 (File No. 333-41511)).
           4.6          Form of Indenture for Subordinated Debt Securities
                          (Incorporated by reference to Exhibit 4.3 to the Company's
                          Registration Statement on Form S-3 (File No. 333-41511)).
           4.7          Form of Subordinated Debt Security (Incorporated by
                          reference to Exhibit 4.4 to the Company's Registration
                          Statement on Form S-3 (File No. 333-41511)).
         **5.1          Opinion of Goodwin Procter LLP as to the legality of the
                          Securities being registered.
         **8.1          Opinion of Goodwin Procter LLP as to certain tax matters.
       ***10.1          Employment Agreement, dated as of July 1, 2003, between the
                          Company and Thomas J. Sargeant.
         *12.1          Calculation of Ratios of Earnings to Combined Fixed Charges
                          and Preferred Stock Dividends and Ratios of Earnings to
                          Fixed Charges.
         *23.1          Consent of Ernst & Young LLP, Independent Accountants.
          23.2          Consent of Goodwin Procter LLP (included in Exhibit 5.1
                          hereto).
        **24.1          Powers of Attorney.
       ***25.1          Statement of Eligibility of Trustee.


------------------------


*   To be filed by amendment
**  Previously filed
*** Filed herewith


ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the

             Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
    Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, AvalonBay Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia, on this 2nd day of July, 2003.


                                                   AVALONBAY COMMUNITIES, INC.

                                                   By:             /s/ THOMAS J. SARGEANT
                                                            ------------------------------------
                                                                     Thomas J. Sargeant
                                                            CHIEF FINANCIAL OFFICER AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *                        Chairman, Chief Executive Officer
    ------------------------------------         and President (Principal             July 2, 2003
                 Bryce Blair                     Executive Officer), Director

                      *
    ------------------------------------       Director                               July 2, 2003
               Bruce A. Choate

                      *
    ------------------------------------       Director                               July 2, 2003
             John J. Healy, Jr.

                      *
    ------------------------------------       Director                               July 2, 2003
              Gilbert M. Meyer

                      *
    ------------------------------------       Director                               July 2, 2003
           Charles D. Peebler, Jr.

                      *
    ------------------------------------       Director                               July 2, 2003
               Lance R. Primis

                      *
    ------------------------------------       Director                               July 2, 2003
              Allan D. Schuster

                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----
                      *
    ------------------------------------       Director                               July 2, 2003
               Amy P. Williams

           /s/ THOMAS J. SARGEANT              Chief Financial Officer and
    ------------------------------------         Treasurer (Principal Financial       July 2, 2003
             Thomas J. Sargeant                  and Accounting Officer)


*By:                 /s/ THOMAS J. SARGEANT
             --------------------------------------
                       Thomas J. Sargeant
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
           4.1          Indenture for Senior Debt Securities, dated as of
                          January 16, 1998, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to Exhibit 4.5 to the Company's Form 10-K for
                          the year ended December 31, 2002).

           4.2          First Supplemental Indenture, dated as of January 20, 1998, between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to
                          Exhibit 4.6 to the Company's Form 10-K for the year ended
                          December 31, 2002).

           4.3          Second Supplemental Indenture, dated as of July 7, 1998,
                          between the Company and State Street Bank and Trust
                          Company, as Trustee (Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on July 9,
                          1998).

           4.4          Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, between the Company and State Street
                          Bank and Trust Company, as Trustee (Incorporated by
                          reference to Exhibit 4.4 to the Company's Form 8-K filed
                          on July 11, 2000).

           4.5          Form of Senior Debt Security (Incorporated by reference to
                          Exhibit 4.2 to the Company's Registration Statement on
                          Form S-3 (File No. 333-41511)).

           4.6          Form of Indenture for Subordinated Debt Securities
                          (Incorporated by reference to Exhibit 4.3 to the Company's
                          Registration Statement on Form S-3 (File No. 333-41511)).

           4.7          Form of Subordinated Debt Security (Incorporated by
                          reference to Exhibit 4.4 to the Company's Registration
                          Statement on Form S-3 (File No. 333-41511)).

         **5.1          Opinion of Goodwin Procter LLP as to the legality of the
                          Securities being registered.

         **8.1          Opinion of Goodwin Procter LLP as to certain tax matters.

       ***10.1          Employment Agreement, dated as of July 1, 2003, between the
                          Company and Thomas J. Sargeant.

         *12.1          Calculation of Ratios of Earnings to Combined Fixed Charges
                          and Preferred Stock Dividends and Ratios of Earnings to
                          Fixed Charges.

         *23.1          Consent of Ernst & Young LLP, Independent Accountants.

          23.2          Consent of Goodwin Procter LLP (included in Exhibit 5.1
                          hereto).

        **24.1          Powers of Attorney.

       ***25.1          Statement of Eligibility of Trustee.


------------------------


*   To be filed by amendment
**  Previously filed
*** Filed herewith